================================================================================
                                                                     EXHIBIT 4.6



            Zero Coupon Convertible Subordinated Debentures due 2018


                            Networks Associates, Inc.
                                     Issuer

                                  ------------

                                    INDENTURE

                                  ------------

                          Dated as of February 13, 1998



            State Street Bank and Trust Company of California, N.A.,
                                     Trustee



================================================================================

                             CROSS REFERENCE TABLE*

  TIA                                                          Indenture
Section                                                         Section
-------                                                         -------
310(a)(1)........................................................ 7.10
      (a)(2)..................................................... 7.10
      (a)(3)..................................................... N.A.**
      (a)(4)..................................................... N.A.
      (b)...................................................7.08; 7.10
      (c)........................................................ N.A.
  3.11(a)........................................................ 7.11
       (b)....................................................... 7.11
       (c)....................................................... N.A.
   3.12(a)....................................................... 2.05
       (b).......................................................12.03
       (c).......................................................12.03
       (d)....................................................... 7.06
   3.13(a)....................................................... 7.06
       (b)(1).................................................... N.A.
       (b)(2).................................................... 7.06
       (c).......................................................12.02
       (d)....................................................... 7.06
   3.14(a)..................................................4.02;12.02
       (b)....................................................... N.A.
       (c)(1)....................................................12.04
       (c)(2)....................................................12.04
       (c)(3).................................................... N.A.
       (d)....................................................... N.A.
       (e).......................................................12.05
       (f)....................................................... 4.03
   3.15(a)....................................................... 7.01
       (b)..................................................7.05;12.02
       (c)....................................................... 7.01
       (d)....................................................... 7.01
       (e)....................................................... 6.11
   3.16(a) (last sentence)....................................... 2.08
       (a)(1)(A)................................................. 6.05
       (a)(1)(B)................................................. 6.04
       (a)(2).................................................... N.A.
       (b)....................................................... 6.07
   3.17(a)(1).................................................... 6.08
       (a)(2).................................................... 6.09
       (b)....................................................... 2.04
   3.18(a). .....................................................12.01

* Note: This Cross Reference Table shall not, for any purpose, be deemed to be part of the Indenture

**         Note: N.A. means Not Applicable

                              TABLE OF CONTENTS(1)

                                                                            PAGE
                                                                            ----

ARTICLE 1 - DEFINITIONS AND INCORPORATION BY REFERENCE.........................1

  Section 1.01.  Definitions...................................................1
  Section 1.02.  Other Definitions.............................................8
  Section 1.03.  Incorporation by Reference of Trust Indenture Act.............9
  Section 1.04.  Rules of Construction.........................................9

ARTICLE 2 - THE SECURITIES.....................................................9

  Section 2.01.  Form and Dating...............................................9
  Section 2.02.  Execution and Authentication.................................10
  Section 2.03.  Registrar, Paying Agent and Conversion Agent.................10
  Section 2.04.  Paying Agent to Hold Money and Securities in Trust...........11
  Section 2.05.  Securityholder Lists.........................................11
  Section 2.06.  Exchange and Registration of Transfer of Securities;
                   Restrictions on Transfers; Depositary......................11
  Section 2.07.  Replacement Securities.......................................18
  Section 2.08.  Outstanding Securities; Determinations of Holders' Action....18
  Section 2.09.  Temporary Securities.........................................19
  Section 2.10.  Cancellation.................................................19
  Section 2.11.  Persons Deemed Owners........................................20

ARTICLE 3 - REDEMPTION AND PURCHASES..........................................20

  Section 3.01.  Right to Redeem; Notices to Trustee..........................20
  Section 3.02.  Selection of Securities to be Redeemed.......................20
  Section 3.03.  Notice of Redemption.........................................21
  Section 3.04.  Effect of Notice of Redemption...............................22
  Section 3.05.  Deposit of Redemption Price..................................22
  Section 3.06.  Securities Redeemed in Part..................................22
  Section 3.07.  Conversion Arrangement on Call for Redemption................22
  Section 3.08.  Purchase of Securities at Option of the Holder...............23
  Section 3.09.  Redemption at Option of the Holder upon a
                   Fundamental Change.........................................29
  Section 3.10.  Effect of Purchase Notice or Fundamental Change
                   Redemption Notice..........................................30
  Section 3.11.  Deposit of Purchase Price or Fundamental Change
                   Redemption Price...........................................31
  Section 3.12.  Securities Purchased in Part.................................31
  Section 3.13.  Covenant to Comply with Securities Laws upon
                   Purchase of Securities.....................................31
  Section 3.14.  Repayment to the Company.....................................31

--------
           (1) This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

                                TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----

ARTICLE 4 - COVENANTS...............................................32

  Section 4.01. Payment of Securities...............................32
  Section 4.02. Financial Information; SEC Reports..................32
  Section 4.03. Compliance Certificate..............................33
  Section 4.04. Further Instruments and Acts........................33
  Section 4.05. Maintenance of Office or Agency.....................33
  Section 4.06. Existence...........................................34
  Section 4.07. Maintenance of Properties...........................34
  Section 4.08. Payment of Taxes and Other Claims...................34

ARTICLE 5 - SUCCESSOR CORPORATION...................................34

  Section 5.01. When the Company May Merge or Transfer Assets.......34

ARTICLE 6 - DEFAULTS AND REMEDIES...................................36

  Section 6.01. Events of Default...................................36
  Section 6.02. Acceleration........................................37
  Section 6.03. Other Remedies......................................37
  Section 6.04. Waiver of Past Defaults.............................37
  Section 6.05. Control by Majority.................................37
  Section 6.06. Limitation on Suits.................................38
  Section 6.07. Rights of Holders to Receive Payment................38
  Section 6.08. Collection Suit by Trustee..........................38
  Section 6.09. Trustee May File Proofs of Claim....................38
  Section 6.10. Priorities..........................................39
  Section 6.11. Undertaking for Costs...............................40
  Section 6.12. Waiver of Stay, Extension or Usury Laws.............40

ARTICLE 7 - TRUSTEE.................................................40

  Section 7.01. Duties of Trustee...................................40
  Section 7.02. Rights of Trustee...................................42
  Section 7.03. Individual Rights of Trustee........................42
  Section 7.04. Trustee's Disclaimer................................42
  Section 7.05. Notice of Defaults..................................42
  Section 7.06. Reports.............................................43
  Section 7.07. Compensation and Indemnity..........................43
  Section 7.08. Replacement of Trustee..............................44

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

  Section 7.09.  Successor Trustee by Merger.... .............................44
  Section 7.10.  Eligibility; Disqualification.......... .....................44
  Section 7.11.  Preferential Collection of Claims Against Company............45

ARTICLE 8 - DISCHARGE OF INDENTURE............................................45

  Section 8.01.  Discharge of Liability on Securities.........................45
  Section 8.02.  Repayment to the Company.....................................45

ARTICLE 9 - AMENDMENTS........................................................45

  Section 9.01.  Without Consent of Holders...................................45
  Section 9.02.  With Consent of Holders......................................46
  Section 9.03.  Compliance with Trust Indenture Act..........................47
  Section 9.04.  Revocation and Effect of Consents, Waivers and Actions.......47
  Section 9.05.  Notation on or Exchange of Securities........................47
  Section 9.06.  Trustee to Sign Supplemental Indentures......................48
  Section 9.07.  Effect of Supplemental Indentures............................48

ARTICLE 10 - SUBORDINATION....................................................48

  Section 10.01. Agreement of Subordination...................................48
  Section 10.02. Payments to Holders..........................................48
  Section 10.03. Subrogation of Securities....................................51
  Section 10.04. Authorization by Holders.....................................52
  Section 10.05. Notice to Trustee............................................52
  Section 10.06. Trustee's Relation to Senior Indebtedness....................53
  Section 10.07. No Impairment of Subordination...............................54
  Section 10.08. Reliance by Holders of Senior Indebtedness on
                   Subordination Provisions...................................54
  Section 10.09. Reinstatement of Subordination...............................54
  Section 10.10. Permitted Payments...........................................54
  Section 10.11. Article Applicable to Paying Agents..........................55
  Section 10.12. Treatment of Conversion Payments.............................55
  Section 10.13. Reliance on Judicial Order or Certificate of
                   Liquidating Agent..........................................55
  Section 10.14. Holders of Senior Indebtedness May File Proofs of Claim......55

ARTICLE 11 - CONVERSION.......................................................56

  Section 11.01. Conversion Privilege.........................................56
  Section 11.02. Conversion Procedure.........................................56
  Section 11.03. Fractional Shares............................................57

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----

  Section 11.04. Taxes on Conversion..........................................57
  Section 11.05. Company to Provide Stock.....................................57
  Section 11.06. Adjustment for Change in Capital Stock.......................58
  Section 11.07. Adjustment for Rights Issue..................................58
  Section 11.08. Adjustment for Other Distributions...........................59
  Section 11.09. When Adjustment May be Deferred..............................62
  Section 11.10. When No Adjustment Required..................................62
  Section 11.11. Notice of Adjustment.........................................62
  Section 11.12. Voluntary Increase...........................................62
  Section 11.13. Notice of Certain Transactions...............................63
  Section 11.14. Effect of Reclassification, Consolidation, Merger or Sale....63
  Section 11.15. Company Determination Final..................................64
  Section 11.16. Trustee's Adjustment Disclaimer..............................64
  Section 11.17. Simultaneous Adjustments.....................................64
  Section 11.18. Successive Adjustments.......................................64
  Section 11.19. Rights Issued in Respect of Common Stock Issued
                   Upon Conversion............................................64
  Section 11.20. General Considerations.......................................65

ARTICLE 12 - MISCELLANEOUS....................................................65

  Section 12.01. Trust Indenture Act..........................................65
  Section 12.02. Notices......................................................65
  Section 12.03. Communication by Holders with other Holders..................66
  Section 12.04. Certificate and Opinion as to Conditions Precedent...........66
  Section 12.05. Statements Required in Certificate or Opinion................67
  Section 12.06. Separability Clause..........................................67
  Section 12.07. Rules by Trustee, Paying Agent, Conversion Agent
                   and Registrar..............................................67
  Section 12.08. Governing Law................................................67
  Section 12.09. No Recourse Against Others...................................67
  Section 12.10. Successors...................................................68
  Section 12.11. Multiple Originals...........................................68


EXHIBIT A--Form of Security

           INDENTURE, dated as of February 13, 1998, between Networks Associates, Inc., a Delaware corporation (the "Company"), and State Street Bank and Trust Company of California, N.A., a national banking association organized and existing under the laws of the United States of America (the "Trustee").

           Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Company's Zero Coupon Convertible Subordinated Debentures due 2018:


                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

           SECTION 1.01. DEFINITIONS.

           "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

           "Applicable Price" means (i) in the event of a Fundamental Change in which the holders of the Common Stock receive only Cash, the amount of Cash received by the holder of one share of Common Stock and (ii) in the event of any other Fundamental Change, the average of the last reported sales price for the Common Stock (determined as set forth in the definition of Current Market Price) during the ten Trading Days prior to the record date for the determination of the holders of Common Stock entitled to receive Cash, securities, property or other assets in connection with such Fundamental Change, or, if there is no such record date, the date upon which the holders of Common Stock shall have the right to receive such Cash, securities, property or other assets in connection with a Fundamental Change.

           "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

           "Business Day" means each day of the year on which banking institutions are not required or authorized to close in The City of New York or the city in which the Corporate Trust Office is located.

           "Common Stock" means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 11.14, however, shares issuable upon conversion of the

Securities shall include only shares of Common Stock, par value of $.01 per share, of the Company as it exists on the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

           "Company" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

           "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

           "Conversion Rate" shall have the meaning specified in Section 11.01.

           "Corporate Trust Office" or other similar term, shall mean the principal office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office is, at the date as of which this Indenture is dated, located at 633 West 5th Street, 12th Floor, Los Angeles, California 90071, Attention: Corporate Trust Department (Networks Associates, Inc., Zero Coupon Convertible Subordinated Debentures due 2018).

            "Current Market Price" per share of the Common Stock on any date of determination means the average of the daily closing prices of the Common Stock on the Nasdaq National Market for the 5 consecutive trading days ending on and including such date of determination. The last reported sale price for each day shall be (i) if the Common Stock is listed on the Nasdaq National Market, the last reported sale price of Common Stock on the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, (ii) if the Common Stock is not listed or admitted for trading as described in clause (i), the last reported sale price of the Common Stock on the NYSE or if the Common Stock is listed or admitted for trading on any other national securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Common Stock on the principal securities exchange on which the Common Stock is listed, or (iii) if not quoted or listed as described in clauses (i) or (ii), the mean between the high bid and low asked quotations for Common Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Common Stock on at least 5 of the 10 preceding Trading Days. If none of the conditions set forth above is met, the last reported sale price of Common Stock on any day or the average of such last reported sale prices for any period shall be the fair market value of the Common Stock as determined by a member firm of the NYSE selected by the Company.

           "Custodian" shall mean State Street Bank and Trust Company of California, N.A., as custodian with respect to the Securities in global form, or any successor entity thereto.

           "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

           "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 2.06 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, "Depositary" shall mean or include such successor.

           "Designated Senior Indebtedness" means any particular Senior Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such Senior Indebtedness shall be "Designated Senior Indebtedness" for purposes of this Indenture; provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Indebtedness to exercise the rights of Designated Senior Indebtedness. If any payment made to any holder of any Designated Senior Indebtedness or its Representative with respect to such Designated Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Designated Senior Indebtedness effective as of the date of such rescission or return.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "Fundamental Change" means the occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) consideration which is not all or substantially all common stock listed (or, upon consummation of such transaction or event, will be listed) on a United States national securities exchange or approved for quotation in the Nasdaq National Market or any similar system of automated dissemination of quotations of securities prices.

           "Holder" or "Securityholder" means a Person in whose name a Security is registered on the Registrar's books.

           "Indebtedness" means, with respect to any Person, and without duplication, (a) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, interest rate protection agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or similar instruments (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), (b) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees or bankers' acceptances, (c) all obligations and liabilities (contingent or otherwise) in respect of leases of such Person (i) required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person, or (ii) required, in conformity with generally accepted accounting principles, to be accounted for as an operating lease, provided either (A) such operating lease requires, at the end of the term thereof, that such Person make any payment other than accrued periodic rent in the event that such Person does not acquire the leased real property and related fixtures subject to such lease, or (B) such Person has an option to acquire the leased real property and related fixtures, whether such option is exercisable at any time or under specific circumstances,
(d) all obligations of such Person (contingent or otherwise) with respect to an interest rate swap, cap or collar agreement or other similar instrument or agreement, (e) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of indebtedness, obligations or liabilities of another Person of the kind described in clauses (a) through (d), (f) any indebtedness or other obligations described in clauses (a) through (d) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person and (g) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (a) through (f).

           "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

           "Initial Purchaser" means Morgan Stanley & Co. Incorporated.

           "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

           "Issue Price" of any Security means, in connection with the original issuance of such Security, the initial issue price at which the Security is issued as set forth on the face of the Security.

           "Legal Holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a Legal Holiday, the action shall be taken on the next succeeding date that is not a Legal Holiday, and to the extent applicable no Original Issue Discount or interest, if any, shall accrue for the intervening period.

           "Liquidated Damages" shall have the meaning specified in the Registration Rights Agreement.

           "Nasdaq National Market" means the electronic inter-dealer quotation system operated by NASDAQ Stock Market, Inc., a subsidiary of the National Association of Securities Dealers, Inc.

           "NYSE" means The New York Stock Exchange, Inc.

           "Officer" means the Chairman of the Board, any Vice Chairman, the President, any Vice President, the Treasurer or the Secretary or any Assistant Treasurer or Assistant Secretary of the Company.

           "Officers' Certificate" means a written certificate containing the information specified in Sections 12.04 and 12.05, signed in the name of the Company by its Chairman of the Board, a Vice Chairman, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

           "Opinion of Counsel" means a written opinion containing the information specified in Sections 12.04 and 12.05, from legal counsel who is acceptable to the Trustee. The counsel may be an employee of, or counsel to, the Company or the Trustee.

           "Original Issue Discount" of any Security means the difference between the Issue Price and the Principal Amount of the Security as set forth on the face of the Security. For purposes of this Indenture and the Securities, accrual of Original Issue Discount shall be calculated on the basis of a 360 day year of twelve 30 day months.

           "Payment Blockage Notice" has the meaning specified in Section 10.02.

           "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

           "Portal Market" means The Portal Market operated by the National Association of Securities Dealers, Inc. or any successor thereto.

           "Principal" or "Principal Amount" of a Security means the Principal Amount as set forth on the face of the Security.

           "QIB" means a "qualified institutional buyer" as defined in Rule
144A.

           "Redemption Date" shall mean a date specified for redemption of the Securities (other than redemption upon a Fundamental Change at the option of the Securityholder) in accordance with the terms of the Securities and Section 3.01 of this Indenture.

           "Redemption Price" shall have the meaning set forth in paragraph 5 of the Securities.

           "Reference Market Price" shall initially mean $38.17 and in the event of any adjustment to the Conversion Rate pursuant to Article 11, the Reference Market Price shall be adjusted to equal the initial Reference Market Price multiplied by a fraction the numerator of which is the Conversion Rate specified in the form of Security attached hereto as Exhibit A (without regard to any adjustment thereto), and the denominator of which is the Conversion Rate following such adjustment.

           "Registration Rights Agreement" means that certain Registration Rights Agreement, dated as of the date hereof, between the Company and the Initial Purchaser.

           "Regulation S" means Regulation S as promulgated under the Securities Act, or any successor rule.

           "Representative" means (a) the indenture trustee or other trustee, agent or representative for any Senior Indebtedness or (b) with respect to any Senior Indebtedness that does not have any such trustee, agent or other representative, (i) in the case of such Senior Indebtedness issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Indebtedness, any holder or owner of such Senior Indebtedness acting with the consent of the required Persons necessary to bind such holders or owners of such Senior Indebtedness and (ii) in the case of all other such Senior Indebtedness, the holder or owner of such Senior Indebtedness.

           "Rule 144A" means Rule 144A as promulgated under the Securities Act, or any successor rule.

           "Rule 144(k)" means Rule 144(k) as promulgated under the Securities Act, or any successor rule.

           "SEC" means the Securities and Exchange Commission.

           "Securities" means the Zero Coupon Convertible Subordinated Debentures due 2018.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "Securityholder" or "Holder" means a Person in whose name a Security is registered on the Registrar's books.

           "Senior Indebtedness" means the principal of, premium, if any, interest (including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding), original issue discount, rent and end of term payments payable on or in connection with, and, to the extent not included in the foregoing, all amounts payable as fees, costs, expenses, liquidated damages, indemnities, repurchase and other put obligations and other amounts to the extent accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing). Notwithstanding the foregoing, the term Senior Indebtedness shall not include (i) any Indebtedness of the Company that is not secured, (ii) Indebtedness evidenced by the Securities,
(iii) Indebtedness of the Company to any subsidiary of the Company, a majority of the voting stock of which is owned, directly or indirectly, by the Company,
(iv) accounts payable or other indebtedness to trade creditors created or assumed by the Company in the ordinary course of business and (v) any particular Indebtedness in which the instrument creating or evidencing the same or the assumption or guarantee thereof expressly provides that such Indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Securities. If any payment made to any holder of any Senior Indebtedness or its Representative with respect to such Senior Indebtedness is rescinded or must otherwise be returned by such holder or Representative upon the insolvency, bankruptcy or reorganization of the Company or otherwise, the reinstated Indebtedness of the Company arising as a result of such rescission or return shall constitute Senior Indebtedness effective as of the date of such rescission or return.

           "Stated Maturity", when used with respect to any Security, means the date specified in such Security as the fixed date on which an amount equal to the Principal of such Security is due and payable.

           "Significant Subsidiary" means, with respect to any Person, a Subsidiary of such Person organized under the laws of the United States of America, any state thereof, or the District of Columbia that would constitute a "significant subsidiary" as such term is defined under Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

           "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

           "TIA" means the Trust Indenture Act of 1939, as amended, as in effect on the date of this Indenture, except as provided in Section 9.03.

           "Trading Day" means a day during which trading in securities generally occurs on the Nasdaq National Market or, if the applicable security is not quoted on the Nasdaq National Market, on the NYSE, or if the applicable security is not listed on the NYSE, on the principal other national or regional securities exchange on which the applicable security is then listed or, if the applicable security is not listed on a national or regional securities exchange, on the principal other market on which the applicable security is then traded.

           "Trust Officer" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

           "Trustee" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

           "U.S. Person" shall have the meaning set forth in Regulation S.

           "Voting Stock" shall mean stock of any class or classes, however designated, having ordinary voting power for the election of a majority of the board of directors of a corporation, other than stock having such power only by reason of the happening of a contingency.

           SECTION 1.02. OTHER DEFINITIONS.


                                                           Defined in
           Term                                            Section
           -------------------------------------------   -----------
           "Bankruptcy Law"...........................   6.01
           "Cash".....................................   3.08(b)
           "Company Notice"...........................   3.08(e)
           "Company Notice Date"......................   3.08(c)
           "Conversion Agent".........................   2.03
           "Expiration Time"..........................  11.08(c)
           "Event of Default".........................   6.01
           "Fundamental Change Redemption Date".......   3.09(a)
           "Fundamental Change Redemption Notice".....   3.09(a)
           "Fundamental Change Redemption Price"......   3.09(a)
           "Market Price".............................   3.08(d)
           "Notice of Default"........................   6.01
           "Over-allotment Option"....................   2.02
           "Paying Agent".............................   2.03
           "Purchase Date"............................   3.08(a)
           "Purchase Notice"..........................   3.08(a)
           "Purchase Price"...........................   3.08(a)
           "Purchased Shares".........................  11.08(c)
           "Registrar"................................   2.03
           "Sale Price"...............................   3.08(d)
           "Tender Expiration Time"...................  11.08(d)
           "Tender Purchased Shares"..................  11.08(d)

           SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "Commission" means the SEC.

           "Indenture Securities" means the Securities.

           "Indenture Security Holder" means a Securityholder.

           "Indenture to be Qualified" means this Indenture.

           "Indenture Trustee" or "Institutional Trustee" means the Trustee.

           All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

           SECTION 1.04. RULES OF CONSTRUCTION. Unless the context otherwise requires:

                      (1) a term has the meaning assigned to it;

                      (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

                      (3) "or" is not exclusive;

                      (4) "including" means including, without limitation; and

                      (5) words in the singular include the plural, and words in the plural include the singular.


                                    ARTICLE 2

                                 THE SECURITIES

           SECTION 2.01. FORM AND DATING. The Securities and the Trustee's certificate of authentication for the Securities shall be substantially in the form of Exhibit A, which is a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication.

           Any Security in global form shall represent such of the outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be increased or reduced to reflect transfers or exchanges permitted hereby. Any endorsement of a Security in global form to reflect the amount of any increase or decrease in the amount of outstanding Security represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Security in accordance with this Indenture. Payment of Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, on any Security in global form shall be made to the Holder of such Security.

           SECTION 2.02. EXECUTION AND AUTHENTICATION. The Securities shall be executed on behalf of the Company by its Chairman of the Board, one of its Vice Chairmen, its President or one of its Vice Presidents, under its corporate seal reproduced thereon and attested by its Treasurer or Secretary or one of its Assistant Treasurers or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

           Securities bearing the manual or facsimile signatures of individuals who were at any time the proper Officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

           No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

           The Trustee shall authenticate and deliver Securities for original issue in an aggregate Principal Amount of up to $885,500,000 upon a Company Order without any further action by the Company. The aggregate Principal Amount of Securities outstanding at any time may not exceed the amount set forth in the foregoing sentence, subject to the proviso set forth therein, except as provided in Section 2.07.

           SECTION 2.03. REGISTRAR, PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion into Common Stock ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.05.

           The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (if not the Trustee or an Affiliate of the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent and the Security. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or an Affiliate of the Company may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

           The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

           SECTION 2.04. PAYING AGENT TO HOLD MONEY AND SECURITIES IN TRUST. Except as otherwise provided herein, prior to or on each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money or securities sufficient to make such payments when such payments are due. The Company shall require the Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money and securities held by the Paying Agent for the making of payments in respect of the Securities and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and securities so held in trust. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and securities held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require the Paying Agent to pay all money and securities held by it to the Trustee and to account for any funds and securities disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or securities.

           SECTION 2.05. SECURITYHOLDER LISTS. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on February 13 and August 13 a listing of Holders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

           SECTION 2.06. EXCHANGE AND REGISTRATION OF TRANSFER OF SECURITIES; RESTRICTIONS ON TRANSFERS; DEPOSITARY.

           (a) Upon surrender for registration of transfer of any Security at any office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03 and satisfaction of the requirements for such transfer set forth in this Section 2.06, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

           Securities may be exchanged for a like aggregate principal amount of Securities of other authorized denominations. Securities to be exchanged shall be surrendered at any office or agency to be maintained by the Company designated as Registrar or co-registrar pursuant to Section 2.03 and the Company shall execute and register and the Trustee shall authenticate and deliver in exchange therefor the Security or Securities which the Securityholder making the exchange shall be entitled to receive, bearing registration numbers not contemporaneously outstanding.

           All Securities presented for registration of transfer or for exchange into like Securities, purchase, redemption or conversion into Common Stock or payment shall (if so required by the Company, the Trustee, the Registrar or any co-registrar) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or such Holder's attorney duly authorized in writing.

           No service charge shall be charged to the Securityholder for any exchange for like Securities or registration of transfer of Securities, but the Company may require payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith.

           None of the Company, the Trustee, the Registrar or any co-registrar shall be required to exchange for like Securities or register a transfer of (a) any Securities for a period of 15 days next preceding any selection of Securities to be redeemed, or (b) any Securities or portions thereof selected or called for redemption, or (c) any Securities or portion thereof surrendered for conversion into Common Stock, or (d) any Securities or portion thereof surrendered for purchase or redemption (and not withdrawn) pursuant to Sections
3.08 or 3.09, respectively.

           All Securities issued upon any transfer or exchange for like Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Securities surrendered upon such exchange or transfer.

           (b) So long as the Securities are eligible for book-entry settlement with the Depositary (as defined below), or unless otherwise required by law, all Securities that are so eligible may be represented by a Security in global form registered in the name of the Depositary or the nominee of the Depositary, except as otherwise specified below. The transfer and exchange of beneficial interests in such Security in global form shall be effected through the Depositary in accordance with this Indenture and the procedures of the Depositary therefor.

           Securities that upon initial issuance are beneficially owned by QIBs or Persons that are not U.S. Persons will be represented by one or more Securities in global form. Transfers of interests in a Security in global form will be made in accordance with the standing instructions and procedures of the Depository and its participants. The Trustee shall make appropriate endorsements to reflect increases or decreases in the Principal Amounts of such Securities in global form as set forth on the face of the Security to reflect any such transfers.

           Except as provided below, beneficial owners of a Security in global form shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Securities in global form.

           (c) So long as the Securities are eligible for book-entry settlement, or unless otherwise required by law, upon any transfer of a definitive Security to a QIB in accordance with Rule 144A or to a Person who is not a U.S. Person in accordance with Regulation S, and upon receipt of the definitive Security or Securities being so transferred, together with a certification, substantially in the form of the reverse of the Security, from the transferor that the transfer is being made in compliance with Rule 144A or Regulation S, as the case may be (or other evidence satisfactory to the Trustee), the Trustee shall make an endorsement on the Security in global form to reflect an increase in the aggregate Principal Amount of the Securities represented by the Security in global form, the Trustee shall cancel such Security or Securities in certificated form in accordance with the standing instructions and procedures of the Depositary and the aggregate principal amount of Securities represented by the Security in global form to be increased accordingly; provided that no definitive Security, or portion thereof, in respect of which the Company or an Affiliate of the Company held any beneficial interest shall be included in such Security in global form until such definitive Security is freely tradable in accordance with Rule 144(k); provided further that the Trustee shall issue Securities in definitive form upon any transfer of a beneficial interest in the Security in global form to the Company or any Affiliate of the Company.

           Any Security in global form may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of this Indenture as may be required by the Custodian, the Depositary, by the NYSE or by the National Association of Securities Dealers, Inc. in order for the Securities to be tradeable on The Portal Market or as may be required for the Securities to be tradeable on any other market developed for trading of securities pursuant to Rule 144A or required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange upon which the Securities may be listed or traded or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Securities are subject.

           (d) Every Security that bears or is required under this Section 2.06(d) to bear the legend set forth in this Section 2.06(d) (together with any Common Stock issued upon conversion of the Securities and required to bear the legend set forth in Section 2.06(e), collectively, the "Restricted Securities") shall be subject to the restrictions on transfer set forth in this Section 2.06(d) (including those set forth in the legend set forth below) unless such restrictions on transfer shall be waived by written consent of the Company, and the holder of each such Restricted Security, by such Securityholder's acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in Sections 2.06(d) and 2.06(e), the term "transfer" encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

           Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any certificate evidencing such Security (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion therefor, which shall bear the legend set forth in Section 2.06(e), if applicable) shall bear a legend in substantially the following form, unless such Security has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer), or unless otherwise agreed by the Company in writing, with written notice thereof to the Trustee:

           THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
           (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION;
           (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) TO NETWORKS ASSOCIATES, INC. OR ANY SUBSIDIARY THEREOF,
           (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY

           TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

           Any Security (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms or as to the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of such Securities for exchange to the Registrar in accordance with the provisions of this Section 2.06, be exchanged for a new Security or Securities, of like tenor and aggregate principal amount, which shall not bear the restrictive legend required by this Section 2.06(d).

           Notwithstanding any other provisions of this Indenture (other than the provisions set forth in this Section 2.06(d)), a Security in global form may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee to a successor Depositary or a nominee of such successor Depositary.

           The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company to act as Depositary with respect to the Securities in global form. Initially, a Security in global form shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Custodian for Cede & Co.

           If at any time the Depositary for the Security in global form notifies the Company that it is unwilling or unable to continue as Depositary for such Security, the Company may appoint a successor Depositary with respect to such Security. If a successor Depositary for the Security is not appointed by the Company within 90 days after the Company receives such notice, the Company will execute, and the Trustee, upon receipt of an Officers' Certificate for authentication and delivery of Securities, will authenticate and deliver, Securities in certificated form, in an aggregate principal amount equal to the principal amount of the Security in global form, in exchange for such Security in global form.

           Securities in certificated form issued in exchange for all or a part of a Security in global form pursuant to this Section 2.06 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such Securities in certificated form to the Persons in whose names such Securities in certificated form are so registered.

           At such time as all interests in a Security in global form have been redeemed, converted, exchanged, repurchased or canceled for Securities in certificated form, or transferred to a transferee who receives Securities in certificated form, such Security in global form shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Custodian and Depositary. At any time prior to such cancellation, if any interest in a Security in global form is exchanged for Securities in certificated form, redeemed, converted, exchanged, repurchased by the Company pursuant to Article 3 or canceled, or transferred for part of a Security in global form, the principal amount of such Security in global form shall, in accordance with the standing procedures and instructions existing between the Custodian and the Depositary, be reduced or increased, as the case may be, and an endorsement shall be made on such Security in global form, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

           (e) Until the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), any stock certificate representing Common Stock issued upon conversion of a Security shall bear a legend in substantially the following form, unless such Common Stock has been sold pursuant to a registration statement that has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or such Common Stock has been issued upon conversion of Securities that have been transferred pursuant to a registration statement that has been declared effective under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock:

           THE COMMON STOCK EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS, AND, ACCOR DINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. THE HOLDER HEREOF AGREES THAT UNTIL THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K)

           UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), (1) IT WILL NOT RESELL OR OTHERWISE TRANSFER THE COMMON STOCK EVIDENCED HEREBY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) TO NETWORKS ASSOCIATES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (2) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE), IT WILL FURNISH TO BOSTON EQUISERVE, AS TRANSFER AGENT (OR A SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRANSFER AGENT MAY REASONABLE REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND
           (3) IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 1(D) ABOVE) A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY PURSUANT TO CLAUSE 1(D) ABOVE OR UPON ANY TRANSFER OF THE COMMON STOCK EVIDENCED HEREBY AFTER THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

           Any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms or as to which the conditions for removal of the foregoing legend set forth therein have been satisfied may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the transfer agent for the Common Stock, be exchanged for a new certificate or certificates for a like number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 2.06(e).

           (f) Any Security or Common Stock issued upon the conversion or exchange of a Security that, prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), is purchased or owned by the Company or any Affiliate thereof may not be resold by the Company or such Affiliate unless registered under the Securities Act or resold pursuant to an exemption from the registration requirements of the Securities Act in a transaction which results in such Securities or Common Stock, as the case may be, no longer being "restricted securities" (as defined under Rule 144).

           SECTION 2.07. REPLACEMENT SECURITIES. If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and, upon its written request, the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and Principal Amount, bearing a number not contemporaneously outstanding.

           In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be purchased or redeemed by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay, purchase or redeem such Security, as the case may be.

           Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

           Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

           The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

           SECTION 2.08. OUTSTANDING SECURITIES; DETERMINATIONS OF HOLDERS' ACTION. Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite Principal Amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Articles 6 and 9).

           If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

           If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day following a Purchase Date or a Fundamental Change Redemption Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then on and after that date such Securities shall cease to be outstanding and Original Issue Discount and interest, if any, on such Securities shall cease to accrue; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

           If a Security is converted in accordance with Article 11, then from and after such conversion such Security shall cease to be outstanding and Original Issue Discount and interest, if any, shall cease to accrue on such Security.

           SECTION 2.09. TEMPORARY SECURITIES. Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

           If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like Principal Amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

           SECTION 2.10. CANCELLATION. All Securities surrendered for payment, purchase by the Company pursuant to Article 3, conversion, redemption or registration of transfer or exchange for the Securities shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. The Company may not issue new Securities to replace Securities it has paid for or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article
11. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 2.10, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be destroyed by the Trustee and, following such destruction, the Trustee shall deliver a certificate of destruction to the Company, unless the Company directs by the Company Order that the Trustee deliver canceled Securities to the Company.

           SECTION 2.11. PERSONS DEEMED OWNERS. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, in respect thereof, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.


                                    ARTICLE 3

                            REDEMPTION AND PURCHASES

           SECTION 3.01. RIGHT TO REDEEM; NOTICES TO TRUSTEE. The Company, at its option, may redeem the Securities in accordance with the provisions of paragraphs 5 and 7 of the Securities. If the Company elects to redeem Securities pursuant to paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date, the Principal Amount of Securities to be redeemed and the Redemption Price.

           The Company shall give the notice to the Trustee provided for in this
Section 3.01 (i) in the case of any redemption of fewer than all of the Securities, at least 45 days before the Redemption Date and (ii) in the case of a redemption of all of the Securities, no later than the date that the Company is required to give notice to the Holders pursuant to Section 3.03, in each case unless a shorter notice shall be satisfactory to the Trustee.

           SECTION 3.02. SELECTION OF SECURITIES TO BE REDEEMED. If less than all the Securities held in definitive form are to be redeemed, the Trustee shall select the definitive Securities to be redeemed pro rata or by lot or by a method the Trustee considers fair and appropriate (as long as such method is not prohibited by the rules of any stock exchange on which the Securities are then listed). The Trustee shall make the selection at least 35 days, but not more than 60 days, before the Redemption Date from outstanding definitive Securities not previously called for redemption. The Trustee may select for redemption portions of the Principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in Principal Amounts of $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to definitive Securities called for redemption also apply to portions of definitive Securities called for redemption. The Trustee shall notify the Company promptly of the definitive Securities or portions of definitive Securities to be redeemed.

           Any interest in a Security held in global form by and registered in the name of the Depositary or its nominee to be redeemed in whole or in part will be redeemed in accordance with the procedures of the Depositary.

           If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

           SECTION 3.03. NOTICE OF REDEMPTION. At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Securities to be redeemed.

           The notice shall identify the Securities to be redeemed and shall state:

           (1) the Redemption Date;

           (2) the Redemption Price;

           (3) the Conversion Rate;

           (4) the name and address of the Paying Agent and Conversion Agent;

           (5) that Securities called for redemption may be converted at any time before the close of business on the last Trading Day prior to the Redemption Date;

           (6) that Holders who want to convert Securities must satisfy the requirements set forth in paragraph 9 of the Securities;

           (7) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

           (8) if fewer than all the outstanding Securities are to be redeemed, the certificate number and Principal Amounts of the particular Securities to be redeemed;

           (9) that Original Issue Discount on Securities called for redemption will cease to accrue on and after the Redemption Date; and

           (10) the CUSIP number or numbers for the Securities.

           The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

           At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

           SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION. Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities which are converted in accordance with the terms of this Indenture.

           Upon the later of the Redemption Date or the date such Securities are surrendered to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice.

           SECTION 3.05. DEPOSIT OF REDEMPTION PRICE. Prior to or on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted for Common Stock, and on or after the Redemption Date (unless the Company shall default in the payment of the Securities at the Redemption Price, together with Original Issue Discount accrued to, but excluding, the Redemption Date), Original Issue Discount on the Securities or portion of Securities called for redemption shall cease to accrue and such Securities shall cease after the close of business on the Business Day immediately preceding the Redemption Date to be convertible into Common Stock and, except as provided in Section 8.02, to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the Redemption Price thereof and unpaid interest to, but excluding, the Redemption Date. The Paying Agent shall as promptly as practicable return to the Company any money, with interest, if any, thereon not required for that purpose because of conversion of Securities. If such money is then held by the Company in trust and is not required for such purpose it shall be discharged from such trust.

           SECTION 3.06. SECURITIES REDEEMED IN PART. Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Security in an authorized denomination equal in Principal Amount to the unredeemed portion of the Security surrendered.

           SECTION 3.07. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION. In connection with any redemption of Securities, the Company may arrange for the purchase and conversion for Common Stock of any Securities called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Securities by paying to the Paying Agent in trust for the Holders, on or before the close of business on the Redemption Date, an amount that, together with any amounts deposited with the Paying Agent by the Company for the redemption of the Securities, is not less than the Redemption Price, including interest, if any, to the Redemption

Date, of such Securities. Notwithstanding anything to the contrary contained in this Article 3, the obligation of the Company to pay the Redemption Price of such Securities, including all accrued Original Issue Discount, shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Securities not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article 11) surrendered by such purchasers for conversion, all immediately prior to the close of business on the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose Securities are selected for redemption any such amount paid to it in the same manner as it would money deposited with it by the Company for the redemption of Securities. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture.

           SECTION 3.08. PURCHASE OF SECURITIES AT OPTION OF THE HOLDER.

           (a) General. Securities shall be purchased by the Company pursuant to paragraph 6 of the Securities as of February 13, 2003, February 13, 2008 and February 13, 2013 (each, a "Purchase Date"), at the purchase price specified therein (each, a "Purchase Price") at the option of the Holder thereof, upon:

           (1) delivery to the Paying Agent by the Holder of a written notice of purchase (a "Purchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date, stating:

                (A) the certificate number of the Security which the Holder will deliver to be purchased;

                (B) the portion of the Principal Amount of the Security which the Holder will deliver to be purchased, which portion must be $1,000 in Principal Amount or a multiple thereof;

                (C) that such Security shall be purchased as of the Purchase Date pursuant to the terms and conditions specified in paragraph 6 of the Securities and in this Indenture; and

                (D) if the Company elects, pursuant to a Company Notice, to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder in Cash because any of the conditions to the payment of the Purchase Price in Common Stock are not satisfied prior to or on the Purchase

Date, as set forth in Section 3.08(d), whether such Holder elects (x) to withdraw such Purchase Notice as to some or all of the Securities to which such Purchase Notice relates (stating the Principal Amount and certificate numbers of the Securities as to which such withdrawal shall relate), or (y) to receive Cash in respect of the entire Purchase Price for all Securities (or portions thereof) to which such Purchase Notice relates; and

           (2) delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 3.08 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

           If a Holder, in such Holder's Purchase Notice (and in any written notice of withdrawal of a portion of such Holder's Securities previously submitted for purchase pursuant to a Purchase Notice, the portion that remains subject to the Purchase Notice), fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 3.08(a)(1), such Holder shall be deemed to have elected to receive Cash in respect of the entire Purchase Price for all Securities subject to such Purchase Notice in the circumstances set forth in such clause (D).

           The Company shall purchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the Principal Amount of such portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security.

           Any purchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Security.

           Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 3.08(a) shall have the right at any time prior to the close of business on the Purchase Date to withdraw such Purchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.10.

           The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

           (b) Company's Right to Elect Manner of Payment of Purchase Price. The Company may elect with respect to any Purchase Date to pay the Purchase Price in respect of the Securities to be purchased pursuant to Section 3.08(a) as of such Purchase Date, in U.S. legal tender ("Cash") or Common Stock, or in any combination of Cash and Common Stock, subject to the conditions set forth in Sections 3.08(c) and (d). The Company shall designate, in the Company Notice delivered pursuant to Section 3.08(e), whether the Company will purchase the Securities for Cash or Common Stock, or, if a combination thereof, the percentages of the Purchase Price of Securities in respect of which it will pay in Cash and/or Common Stock; provided that the Company will pay

Cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all Securities subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Securities are purchased pursuant to this Section 3.08 shall receive the same percentage of Cash and/or Common Stock in payment of the Purchase Price for such Securities, except (i) as provided in Section 3.08(d) with regard to the payment of Cash in lieu of fractional interests in Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable federal or state securities laws cannot be obtained, the Company may purchase the Securities of such Holder or Holders for Cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 3.08(b) or
Section 3.08(d).

           At least two Business Days before the Company Notice Date (as defined in Section 3.08(c)), the Company shall deliver an Officers' Certificate to the Trustee specifying:

                (i) the manner of payment selected by the Company,

                (ii) the information required by Section 3.08(e),

                (iii) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 3.08(d) have been or will be complied with, and

                (iv) whether the Company desires the Trustee to give the Company Notice required by Section 3.08(e).

           (c) Purchase with Cash. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company with Cash equal to the aggregate Purchase Price, or such specified percentage thereof, as the case may be, of such Securities. If the Company elects to purchase Securities with Cash, a Company Notice as provided in Section 3.08(e) shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to the Purchase Date (the "Company Notice Date").

           (d) Payment by Issuance of Common Stock. At the option of the Company, the Purchase Price of Securities in respect of which a Purchase Notice pursuant to Section 3.08(a) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of Cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Securities in Cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

           The Company will not issue a fractional share of Common Stock in payment of the Purchase Price. Instead the Company will pay Cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Security purchased, the number of shares of Common Stock shall be based on the aggregate amount of Securities to be purchased.

           If the Company elects to purchase the Securities by the issuance of shares of Common Stock, a Company Notice as provided in Section 3.08(e) shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

           The Company's right to exercise its election to purchase the Securities pursuant to Section 3.08 through the issuance of shares of Common Stock shall be conditioned upon:

                (i) the Company having given timely Company Notice of election to purchase all or a specified percentage of the Securities with Common Stock as provided herein;

                (ii) the registration of the shares of Common Stock to be issued in respect of the payment of the specified percentage of the Purchase Price under the Securities Act; unless the shares of Common Stock so issued can be freely resold by the Securityholder (unless such Securityholder is the Company or an Affiliate of the Company) receiving such shares without registration under the Securities Act;

                (iii) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

                (iv) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity with this Indenture and (B) the shares of Common Stock to be issued by the Company in payment of the specified percentage of the Purchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the specified percentage of the Purchase Price in respect of Securities, will be validly issued, fully paid and nonassessable, and, in the case of such Officers' Certificate, stating that conditions (i), (ii) and (iii) above have been satisfied and, in the case of such Opinion of Counsel, stating that conditions
(ii) and (iii) above have been satisfied.

Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 Principal Amount of Securities and the Sale Price of a share of Common Stock on each Trading Day during the period during which the Market Price is calculated and ending on the Purchase Date. The Company may elect to pay the Purchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is reported in a daily newspaper of national circulation. If such conditions are not satisfied with respect to a Holder or Holders prior to or on the Purchase Date and the Company elected to purchase the Securities to be purchased as of such Purchase Date pursuant to this Section 3.08 through the issuance of shares of Common Stock, the Company shall pay the entire Purchase Price in respect of such Securities of such Holder or Holders in Cash.

           The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on (if the third Business Day prior to the applicable Purchase Date is a Trading Day or, if not, then on the last Trading Day prior to) the third Business Day prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Purchase Date, of any event described in Section 11.06, 11.07 or 11.08; subject, however, to the conditions set forth in Sections
11.09 and 11.10. The "Sale Price" of the Common Stock on any date means the closing per share sale price (or if no closing sale price is reported the average of the bid and ask prices or, if more than one, in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional stock exchange, as reported by the Nasdaq National Market.

           (e) Notice of Election. Company's notices of election to purchase with Cash or Common Stock, or any combination thereof, shall be sent to the Holders (and to beneficial owners as required by applicable law) in the manner provided in Section 12.02 at the time specified in Section 3.08(c) or (d), as applicable (each, a "Company Notice"). Such Company Notices shall state the manner of payment elected and shall contain the following information:

           In the event the Company has elected to pay a Purchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

                (1) state that each Holder will receive Common Stock with a Market Price determined as of a specified date prior to the Purchase Date equal to such specified percentage of the Purchase Price of the Securities held by such Holder (except any Cash amount to be paid in lieu of fractional share); and

                (2) set forth the method of calculating the Market Price and state that because the Market Price of Common Stock will be determined prior to the Purchase Date, the Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Purchase Date.

           In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Securityholder and shall state:

                (i) the Purchase Price and Conversion Rate;

                (ii) the name and address of the Paying Agent and the Conversion Agent;

                (iii) that Securities as to which a Purchase Notice has been given may be converted only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                (iv) that Securities must be surrendered to the Paying Agent to collect payment;

                (v) that the Purchase Price for any Security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Security as described in (iv);

                (vi) the procedures the Holder must follow to exercise rights under Section 3.08 and a brief description of those rights;

                (vii) briefly, the conversion rights of the Securities; and

                (viii) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 3.08 (a) (1) (D) or Section 3.10).

           At the Company's request, the Trustee shall give the Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of the Company Notice shall be prepared by the Company.

           (f) Covenants of the Company. All shares of Common Stock delivered upon conversion or purchase of the Securities shall be newly issued shares or treasury shares, shall be fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

           The Company shall use its best efforts to list or cause to have quoted all such shares of Common Stock on each United States national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

           (g) Procedure upon Purchase. On the Business Day following the Purchase Date, the Company shall deposit with the Paying Agent Cash (in respect of a Cash purchase under Section 3.08(c) or for fractional interests, as applicable), or shares of Common Stock, or a combination thereof, as applicable, sufficient to pay the aggregate Purchase Price of the Securities to be purchased pursuant to this Section 3.08. As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Common Stock, through the Paying Agent, a certificate for the number of full shares of Common Stock, as applicable, issuable in payment of such Purchase Price and Cash in lieu of any fractional interests. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record following the Purchase Date. Subject to Section 3.08(d), no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Purchase Date.

           (h) Taxes. If a Holder is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

           SECTION 3.09. REDEMPTION AT OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE.

           (a) If a Fundamental Change shall occur at any time prior to February 13, 2018, each Holder of Securities shall have the right, at such Holder's option, to require the Company to redeem such Holder's Securities on the date (the "Fundamental Change Repurchase Date") (or if such date is not a Business Day, the next succeeding Business Day) that is 45 days after the date of the Company's notice of such Fundamental Change. The Securities will be redeemable in part in multiples of $1,000 of Principal Amount. The Company shall redeem such Securities at a price (the "Fundamental Change Redemption Price") equal to the Issue Price plus accrued Original Issue Discount to the date of redemption; provided that, with respect to a Fundamental Change, if the Applicable Price is less than the Reference Market Price, the Company shall redeem such Securities at a price equal to the foregoing Redemption Price multiplied by the fraction obtained by dividing the Applicable Price by the Reference Market Price. No Securities may be redeemed at the option of the Holders as a result of a Fundamental Change if there has occurred and is continuing an Event of Default (other than a default in the payment of the Fundamental Change Redemption Price with respect to such Securities).

           (b) The Company, or at its request (which must be received by the Trustee at least three Business Days prior to the date the Trustee is requested to give such notice as described below) the Trustee in the name of and at the expense of the Company, shall mail to all Holders of record of the Securities a notice (a "Fundamental Change Redemption Notice") of the occurrence of a Fundamental Change and of the redemption right arising as a result thereof on or before the tenth day after the occurrence of such Fundamental Change. The Company shall promptly furnish the Trustee a copy of such notice.

           (c) For a Security to be so redeemed at the option of the Holder, the Paying Agent must receive such Security with the form entitled "Option to Elect Redemption Upon a Fundamental Change" on the reverse thereof duly completed, together with such Security duly endorsed for transfer, on or before the 30th day after the date of such notice (or if such 30th day is not a Business Day, the immediately preceding Business Day). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Security for redemption shall be determined by the Company, whose determination shall be final and binding.

           SECTION 3.10. EFFECT OF PURCHASE NOTICE OR FUNDAMENTAL CHANGE REDEMPTION NOTICE. Upon receipt by the Company of the Purchase Notice or Fundamental Change Redemption Notice specified in Section 3.08(a) or Section 3.09(b), as applicable, the Holder of the Security in respect of which such Purchase Notice or Fundamental Change Redemption Notice, as the case may be, was given shall (unless such Purchase Notice or Fundamental Change Redemption Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Purchase Price or Fundamental Change Redemption Price, as the case may be, with respect to such Security. Such Purchase Price or Fundamental Change Redemption Price shall be paid to such Holder promptly following the later of (x) the Purchase Date or the Fundamental Change Redemption Date, as the case may be, with respect to such Security (provided the conditions in Section 3.08(a) or Section 3.09(c), as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by
Section 3.08(a) or Section 3.09(c), as applicable. Securities in respect of which a Purchase Notice or Fundamental Change Redemption Notice, as the case may be, has been given by the Holder thereof may not be converted for shares of Common Stock on or after the date of the delivery of such Purchase Notice (or Fundamental Change Redemption Notice, as the case may be), unless such Purchase Notice (or Fundamental Change Redemption Notice, as the case may be) has first been validly withdrawn as specified in the following two paragraphs.

           A Purchase Notice or Fundamental Change Redemption Notice, as the case may be, may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Purchase Date or the Fundamental Change Redemption Date, as the case may be, to which it relates specifying:

           (1) the certificate number of the Security in respect of which such notice of withdrawal is being submitted,

           (2) the Principal Amount of the Security with respect to which such notice of withdrawal is being submitted, and

           (3) the Principal Amount, if any, of such Security which remains subject to the original Purchase Notice or Fundamental Change Redemption Notice, as the case may be, and which has been or will be delivered for purchase by the Company.

           A written notice of withdrawal of a Purchase Notice may be in the form of (i) a conditional withdrawal contained in a Purchase Notice pursuant to the terms of Section 3.08(a)(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 3.08(a)(1)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

           There shall be no purchase of any Securities pursuant to Section 3.08 (other than through the issuance of Common Stock in payment of the Purchase Price, including Cash in lieu of any fractional shares) or redemption pursuant to Section 3.09 if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such Securities, of the required Purchase Notice or Fundamental Change Redemption Notice, as the case may be) and is continuing an Event of

Default (other than a default in the payment of the Purchase Price or Fundamental Change Redemption Price, as the case may be, with respect to such Securities).

           SECTION 3.11. DEPOSIT OF PURCHASE PRICE OR FUNDAMENTAL CHANGE REDEMPTION PRICE. On or before the Business Day following a Purchase Date or a Fundamental Change Redemption Date, as the case may be, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of money and/or securities, if permitted hereunder, sufficient to pay the aggregate Purchase Price or Fundamental Change Redemption Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of such Purchase Date or Fundamental Change Redemption Date, as the case may be.

           SECTION 3.12. SECURITIES PURCHASED IN PART. Any Security that is to be purchased, or redeemed upon a Fundamental Change, only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate Principal Amount equal to, and in exchange for, the portion of the Principal Amount of the Security so surrendered which is not purchased or redeemed.

           SECTION 3.13. COVENANT TO COMPLY WITH SECURITIES LAWS UPON PURCHASE OF SECURITIES. In connection with any purchase or redemption of Securities under
Section 3.08 or 3.09 hereof, the Company shall (i) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act, if applicable, (ii) file the related Schedule 13E-4 (or any successor schedule, form or report) under the Exchange Act, if applicable, and
(iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 3.08 and 3.09 to be exercised in the time and in the manner specified in Section 3.08 and 3.09.

           SECTION 3.14. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company any cash or shares of Common Stock that remain unclaimed as provided in para graph 14 of the Securities, together with interest or dividends, if any, thereon, held by them for the payment of a Purchase Price or Fundamental Change Redemption Price, as the case may be; provided, however, that to the extent that the aggregate amount of cash or shares of Common Stock deposited by the Company pursuant to Section 3.11 exceeds the aggregate Purchase Price or Fundamental Change Redemption Price, as the case may be, of the Securities or portions thereof which the Company is obligated to purchase as of the Purchase Date or Fundamental Change Redemption Date, as the case may be, then promptly after the Business Day following the Purchase Date or Fundamental Change Redemption Date, as the case may be, the Trustee and the Paying Agent shall return any such excess to the Company together with interest or dividends, if any, thereon.

                                    ARTICLE 4

                                    COVENANTS

           SECTION 4.01. PAYMENT OF SECURITIES. The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, shall be considered paid on the applicable date due or, in the case of a Purchase Price or Fundamental Change Redemption Price, on the Business Day following the applicable Purchase Date or Fundamental Change Redemption Date, as the case may be, if on such date the Trustee or the Paying Agent holds, in accordance with this Indenture, money or securities, if permitted hereunder, sufficient to pay all such amount then due.

           The Company shall pay interest on overdue amounts at the rate set forth in paragraph 1 of the Securities and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest on overdue interest shall accrue from the date such amounts became overdue and shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

           SECTION 4.02. FINANCIAL INFORMATION; SEC REPORTS. The Company will deliver to the Trustee (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company (i) a consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations, stockholders' equity and cash flows for such fiscal year, all reported on by an independent public accountant of nationally recognized standing and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations and a description of the business and properties of the Company and (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company (i) an unaudited consolidated financial report for such quarter and (ii) a report containing a management's discussion and analysis of the financial condition and results of operations of the Company; provided that the foregoing shall not be required for any fiscal year or quarter, as the case may be, with respect to which the Company files or expects to file with the Trustee an annual report or quarterly report, as the case may be, pursuant to the third paragraph of this Section 4.02.

           So long as the Securities or the Common Stock issued upon conversion of the Securities are Restricted Securities, if the Company is not subject to either Section 13 or 15(d) of the Exchange Act, the Company shall at the request of any Holder (or holders of Common Stock issued upon conversion of the Securities) provide to such Holder (or holders of such Common Stock) and any prospective purchaser designated by such Holders (or holders of such Common Stock), as the case may be, such information, if any, required by Rule 144A(d)(4) under the Securities Act.

           The Company shall file with the Trustee, within 15 days after it files such annual and quarterly reports, information, documents and other reports with the SEC, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.

           SECTION 4.03. COMPLIANCE CERTIFICATE. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company, an Officers' Certificate in which one of the two Officers signing such certificate is either the principal executive officer, principal financial officer or principal accounting officer of the Company, stating whether or not to the best knowledge of the signers thereof a Default exists (without regard to any period of grace or requirement of notice provided hereunder) and, if a Default exists, specifying all such Defaults and the nature and status thereof of which the signers may have knowledge.

           The Company will deliver to the Trustee, forthwith upon becoming aware of any Default or any Event of Default, an Officers' Certificate specifying with particularity such Default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.

           Any notice required to be given under this Section 4.03 shall be delivered to the Trustee at its Corporate Trust Office.

           SECTION 4.04. FURTHER INSTRUMENTS AND ACTS. Upon request of the Trustee, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

           SECTION 4.05. MAINTENANCE OF OFFICE OR AGENCY. The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The office or agency of State Street Bank and Trust Company, N.A., an Affiliate of the Trustee located at 61 Broadway, Concourse Level, Corporate Trust Window, New York, New York 10006 (Attention: Networks Associates, Inc., Zero Coupon Convertible Subordinated Debentures due 2018) shall be such office or agency for all of the aforesaid purposes unless the Company shall maintain some other office or agency for such purposes and shall give prompt written notice to the Trustee of the location, and any change in the location, of such other office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

           The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes.

           SECTION 4.06. EXISTENCE. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided, however, that the Company shall not be required to preserve any such right if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

           SECTION 4.07. MAINTENANCE OF PROPERTIES. The Company will cause all properties used or useful in the conduct of its business or the business of any Significant Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section 4.07 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Significant Subsidiary and not disadvantageous in any material respect to the Holders.

           SECTION 4.08. PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property, of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary, and (iii) all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or
(B) if the amount applicability or validity is being contested in good faith by appropriate proceedings.


                                    ARTICLE 5

                              SUCCESSOR CORPORATION

           SECTION 5.01. WHEN THE COMPANY MAY MERGE OR TRANSFER ASSETS.

           The Company shall not consolidate with or merge with or into any other Person (other than in a merger or consolidation in which the Company is the surviving Person) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                (i) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer or lease the properties and assets of the Company substantially as an entirety shall be a corporation, limited liability company, partnership or trust organized and validly existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee in form satisfactory to the Trustee, the due and punctual payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, on the Securities, according to their tenor, and the due and punctual performance of all of the covenants and obligations of the Company under the Securities and this Indenture, and shall have provided for conversion rights in accordance with the Indenture;

                (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

                (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

           The successor Person formed by such consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture and the Securities.


                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

     SECTION 6.01. EVENTS OF DEFAULT. An "Event of Default" occurs if:

           (1) the Company defaults in the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price or Fundamental Change Redemption Price on any Security when the same becomes due and payable at its Stated Maturity, upon redemption, upon declaration, when due for purchase by the Company or otherwise (provided that in the case of a default in the payment of Liquidated Damages, such default in payment of Liquidated Damages continues for a period of 30 days), whether or not such payment shall be prohibited by Article 10;

           (2) the Company fails to comply with any of its agreements or covenants in the Securities or this Indenture (other than those referred to in clause (1) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

           (3) a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court having jurisdiction in the premises of the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding-up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed of a period of 60 consecutive days; or

           (4) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

           "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

           A Default under clause (2) above is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding notify the Company and the Trustee, of the Default and the Company does not cure such Default (and such Default is not waived) within the time specified in clause (2) above after actual receipt of such notice (a "Notice of Default"). Any such notice must specify the Default, demand that it be remedied and state that such notice is a Notice of Default.

           SECTION 6.02. ACCELERATION. If an Event of Default (other than an Event of Default specified in Section 6.01(3) or (4)) occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the Issue Price and accrued Original Issue Discount to the date of declaration on all the Securities to be immediately due and payable. Upon such a declaration, such Issue Price and accrued Original Issue Discount shall be due and payable immediately. If an Event of Default specified in Section 6.01(3) or (4) occurs and is continuing, the Issue Price and accrued Original Issue Discount on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Securityholder), may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the Issue Price and accrued Original Issue Discount that have become due solely as a result of acceleration and if all amounts due to the Trustee under Section 7.07 have been paid. No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

           SECTION 6.03. OTHER REMEDIES. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the Issue Price and accrued Original Issue Discount on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

           The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

           SECTION 6.04. WAIVER OF PAST DEFAULTS. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding, by notice to the Company and the Trustee (and without notice to any other Securityholder), may waive an existing Default or Event of Default and its consequences except
(1) an Event of Default described in Section 6.01(l), (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected or (3) a Default that constitutes a failure to convert any Security in accordance with the terms of Article 11. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.

           SECTION 6.05. CONTROL BY MAJORITY. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines in good faith is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability unless the Trustee is offered indemnity satisfactory to it.

           SECTION 6.06. LIMITATION ON SUITS. A Securityholder may not pursue any remedy with respect to this Indenture or the Securities unless:

                (1) the Holder gives to the Company and the Trustee written notice stating that an Event of Default is continuing;

                (2) the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

                (3) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense satisfactory to the Trustee;

                (4) the Trustee does not comply with the request within 60 days after receipt of the notice, the request and the offer of security or indemnity; and

                (5) the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60 day period.

           A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

           SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, but subject to Article 10, the right of any Holder to receive payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date and to convert the Securities in accordance with Article 11, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, shall not be impaired or affected adversely without the consent of each such Holder.

           SECTION 6.08. COLLECTION SUIT BY TRUSTEE. If an Event of Default described in Section 6.01(1) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

           SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise,

           (a) to file and prove a claim for the whole amount of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

           Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claims of any Holder in any such proceeding.

           SECTION 6.10. PRIORITIES. If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

           First:  to the Trustee for amounts due under Section 7.07;

           Second: to holders of Senior Indebtedness to the extent required by
Article 10;

           Third: to Holders for amounts due and unpaid on the Securities for the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

           Fourth:  the balance, if any, to the Company.

           The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10. At least 15 days before such record date, the Company shall mail to each Securityholder and the Trustee a notice that states the record date, the payment date and amount to be paid.

           SECTION 6.11. UNDERTAKING FOR COSTS. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, any suit by a Holder for the enforcement of the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, on or after the due date expressed in such Security or to any suit for the enforcement of the right to convert the security pursuant to
Article 11, or a suit by Holders of more than 10% in aggregate Principal Amount of the Securities at the time outstanding.

           SECTION 6.12. WAIVER OF STAY, EXTENSION OR USURY LAWS. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price or Fundamental Change Redemption Price in respect of Securities, or any interest on any such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such laws and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                    ARTICLE 7

                                     TRUSTEE

           SECTION 7.01. DUTIES OF TRUSTEE.

                (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                (b) Except during the continuance of an Event of Default:

                    (1) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others; and

                    (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such
Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

                    (1) this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

                    (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                    (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

Subparagraphs (c)(1),(2) and (3) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1), 315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

                (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (e) of this Section 7.01.

                (e) The Trustee may refuse to perform any duty or exercise any right or power or extend or risk its own funds or otherwise incur any financial liability unless it receives indemnity satisfactory to it against any loss, liability or expense.

                (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.

           SECTION 7.02. RIGHTS OF TRUSTEE.

                (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                (b) Before the Trustee acts or refrains from acting, it may require a Company Order, an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on a Company Order, Officers' Certificate or Opinion of Counsel.

                (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                (d) Subject to the provisions of Section 7.01(c), the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

                (e) The Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel.

                (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture, unless the Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

           SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with the like rights. However, the Trustee must comply with Section 7.10 and 7.11.

           SECTION 7.04. TRUSTEE'S DISCLAIMER. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use of the proceeds from the Securities, it shall not be responsible for any statement in the offering memorandum for the Securities or in this Indenture or the Securities (other than its certificate of authentication), the acts of a prior Trustee hereunder, or the determination as to which beneficial owners are entitled to receive any notices hereunder.

           SECTION 7.05. NOTICE OF DEFAULTS. If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default within 90 days after it occurs. Except in the case of a Default described in Section 6.01(1), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders. The second sentence of this Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA and such provision is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not give notice of a Default pursuant to Section 6.01(2) until at least sixty days have passed since its occurrence.

           SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS. Within 60 days after each May 1, beginning with the May 1 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 1 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b).

           A copy of each report at the time of its mailing to Holders shall be filed with the SEC and each securities exchange on which the Securities are listed. The Company agrees to notify the Trustee whenever the Securities become listed on any securities exchange and of any delisting thereof.

           SECTION 7.07. COMPENSATION AND INDEMNITY. The Company agrees:

                (a) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture

(including the reasonable compensation and the expense, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

                (c) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

           To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, as the case may be, on particular Securities.

           The Company's payment obligations pursuant to this Section 7.07 shall survive the discharge of this Indenture. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(3) or (4), the expenses are intended to constitute expenses of administration under any Bankruptcy Law.

           SECTION 7.08. REPLACEMENT OF TRUSTEE. The Trustee may resign by so notifying the Company; provided, however, that no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company shall remove the Trustee if:

                (1) the Trustee fails to comply with, or ceases to be eligible under, Section 7.10;

                (2) the Trustee is adjudged bankrupt or insolvent;

                (3) a receiver or public officer takes charge of the Trustee or its property; or

                (4) the Trustee otherwise becomes incapable of acting.

           If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

           A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to

Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

           If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee.

           If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

           SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trustee business (including the trust created by this Indenture) or assets to, another corporation, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

           SECTION 7.10. ELIGIBILITY; DISQUALIFICATION. The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee shall have a combined capital and surplus of at least $50,000,000 (or if the Trustee is a member of a bank holding company system, its bank holding company shall have a combined capital and surplus of $50,000,000) as set forth in its most recent published annual report of conditions. Nothing herein contained shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 7.

           SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.


                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

           SECTION 8.01. DISCHARGE OF LIABILITY ON SECURITIES. When (i) the Company delivers to the Trustee all outstanding Securities (other than Securities replaced pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee Cash and/or securities, as permitted by the terms hereof, sufficient to pay at Stated Maturity the Principal Amount of all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

           SECTION 8.02. REPAYMENT TO THE COMPANY. The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall, in the event that the Securities are no longer held in global form, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each such Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.


                                    ARTICLE 9

                                   AMENDMENTS

           SECTION 9.01. WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture and the Securities without the consent of any
Securityholder:

                (1) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to make such other provisions in regard to matters or questions arising under this Indenture which shall not materially adversely affect the interests of the Holders of the Securities;

                (2) to comply with Article 5 or Section 11.14;

                (3) to provide for uncertificated Securities in addition to certificated Securities so long as such uncertificated Securities are in registered form for purposes of the Internal Revenue Code of 1986, as amended;

                (4) to make any change that does not adversely affect the right of any Securityholder; or

                (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification, if any, of the Indenture under the TIA.

           SECTION 9.02. WITH CONSENT OF HOLDERS. The Company and the Trustee, with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding, may amend this Indenture or the Securities. However, without the consent of each Securityholder affected, an amendment or supplement to this Indenture or the Securities may not:

                (1) make any change to the Principal Amount of Securities whose Holders must consent to an amendment;

                (2) make any change to the manner or rate of accrual in connection with Original Issue Discount or interest, if any, reduce the rate of interest referred to in paragraph 1 of the Securities or extend the time for payment of Original Issue Discount or interest, if any, on any Security;

                (3) reduce the Principal Amount or the Issue Price of or extend the Stated Maturity of any Security;

                (4) reduce the Redemption Price, Purchase Price or Fundamental Change Redemption Price of any Security;

                (5) make any Security payable in money or securities other than that stated in the Security;

                (6) make any change in Article 10 that adversely affects the rights of any Securityholder in any material respect;

                (7) make any change in Section 6.04, Section 6.07 or this
Section 9.02, except to increase any such percentage;

                (8) make any change that adversely affects the right to convert any Security; or

                (9) make any change that adversely affects the right to require the Company to purchase the Securities, or the right to require the Company to redeem the Securities upon a Fundamental Change, in accordance with the terms thereof and this Indenture.

           It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

           An amendment under this Section 9.02 or Section 9.01 may not make any change that adversely affects the rights under Article 10 of any holder of Senior Indebtedness then outstanding unless the requisite holders of such Senior Indebtedness consent to such change pursuant to the terms of such Senior Indebtedness.

           After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment.

           SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA as then in effect, if then required to so comply.

           SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS, WAIVERS AND ACTIONS. Until an amendment, waiver or other action becomes effective, a consent to it or any other action by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice or revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

           SECTION 9.05. NOTATION ON OR EXCHANGE OF SECURITIES. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

           SECTION 9.06. TRUSTEE TO SIGN SUPPLEMENTAL INDENTURES. The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such amendment the Trustee shall be entitled to receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

           SECTION 9.07. EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                   ARTICLE 10

                                  SUBORDINATION

           SECTION 10.01. AGREEMENT OF SUBORDINATION. The Company covenants and agrees, and each Holder of Securities issued hereunder by such Holder's acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 10; and each

Person holding any such Security whether upon original issue or upon transfer or assignment thereof, accepts and agrees to be bound by such provisions.

           The payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, in respect of all Securities issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in Cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred.

           No provision of this Article 10 shall prevent the occurrence of any Default or Event of Default hereunder.

           SECTION 10.02. PAYMENTS TO HOLDERS. No payment shall be made with respect to the payment of Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, on the Securities, except payments and distributions made by the Trustee as permitted by Section 10.05, if:

                    (i) a default in any payment obligations in respect of Senior Indebtedness occurs and is continuing, without regard to any applicable period of grace (whether at maturity or at a date fixed for payment or by declaration or otherwise); or

                    (ii) any other default occurs and is continuing with respect to Designated Senior Indebtedness that permits the holders of such Designated Senior Indebtedness as to which such default relates to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a holder of Designated Senior Indebtedness, a Representative of Designated Senior Indebtedness or the Company.

           If the Trustee receives any Payment Blockage Notice pursuant to clause (ii) above, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 days (it being acknowledged that (x) any action of the Company or any of its Subsidiaries occurring subsequent to delivery of a Payment Blockage Notice that would give rise to any event of default pursuant to any provision of Senior Indebtedness under which an event of default previously existed (or was continuing at the time of delivery of such Payment Blockage Notice) shall constitute a new event of default for this purpose and (y) any breach of a financial covenant giving rise to a nonpayment default for a period ending subsequent to the date of delivery of the respective Payment Blockage Notice shall constitute a new event of default for this purpose.)

                The Company may and shall resume payments on and distributions in respect of the Securities upon the earlier of:

                (1) in case of a default referred to in clause (i) above, the date upon which the default is cured or waived in accordance with the terms of the governing instrument or ceases to exist, or

                (2) in the case of a default referred to in clause (ii) above, the date upon which the default is cured, waived in accordance with the terms of the governing instrument or ceases to exist or 179 days pass after notice is received if the maturity of such Designated Senior Indebtedness has not been accelerated, unless this Article 10 otherwise prohibits the payment or distribution at the time of such payment or distribution.

           Upon any payment by the Company or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization or bankruptcy of Company, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to the Company or its property, or an assignment of the benefit of creditors or any marshaling of the Company's assets or liabilities, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment in Cash or other payment satisfactory to the holders of Senior Indebtedness, before any payment is made on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, in respect of the Securities (except payments made pursuant to Article 8 hereof from monies deposited with the Trustee pursuant thereto prior to the happening of such dissolution or winding-up or liquidation or reorganization or bankruptcy of Company, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to the Company or its property, or an assignment of the benefit of creditors or any marshaling of the Company's assets or liabilities), and upon any such dissolution or winding-up or liquidation or reorganization or bankruptcy of Company, whether voluntary or involuntary or insolvency, receivership or similar proceedings relating to the Company or its property, or an assignment of the benefit of creditors or any marshaling of the Company's assets or liabilities, any payment by the Company, or distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders or the Trustee would be entitled, except for the provisions of this Article 10, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee if received by them or it, directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, as calculated by the Company) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear to the extent necessary to pay all such Senior Indebtedness in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness, before any payment or distribution is made to the Holders or to the Trustee.

           In the event that any Securities are declared due and payable before their Stated Maturity pursuant to Section 6.02, then and in such event the Company shall promptly notify holders of its Senior Indebtedness of such acceleration. The Company may not pay the Securities until 120 days have passed after such acceleration occurs and may thereafter pay the Securities if this
Article 10 permits the payment at that time.

           In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing provisions in this Section 10.02, shall be received by the Trustee or the Holders of the Securities before all Senior Indebtedness of the Company is paid in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment in Cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held in trust for the benefit of and shall be paid over or delivered to the holders of Senior Indebtedness of the Company or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, as their respective interests may appear, as calculated by the Company, for application to the payment of all such Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness in full in Cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of such Senior Indebtedness.

           For purposes of this Article 10, the words, "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article 10 with respect to the Securities to the payment of all Senior Indebtedness of the Company which may at the time be outstanding; provided that (i) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment, and (ii) the rights of the holders of such Senior Indebtedness (other than leases that are not assumed by the Company or the new corporation, as the case may be) are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Article 5 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 10.02 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Article 5 hereof.



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

           Nothing in this Section 10.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07. This Section 10.02 shall be subject to the further provisions of Section 10.05.

           SECTION 10.03. SUBROGATION OF SECURITIES. Subject to the payment in full in Cash or other payment satisfactory to the holders of Senior Indebtedness of all Senior Indebtedness of the Company, the rights of the Holders shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Indebtedness until the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, in respect of the Securities shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of such Senior Indebtedness of any cash, property or securities to which the Holders or the Trustee would be entitled except for the provisions of this Article 10, and no payment over pursuant to the provisions of this Article 10, to or for the benefit of the holders of such Senior Indebtedness by Holders or the Trustee, shall, as between the Company, its creditors other than holders of its Senior Indebtedness, and the Holders of the Securities be deemed to be a payment by the Company to or on account of its Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the Holders pursuant to the subrogation provisions of this Article 10, which would otherwise have been paid to the holders of Senior Indebtedness shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 10 are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand, and the holders of Senior Indebtedness, on the other hand.

           Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of its Senior Indebtedness and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price and interest, if any, in respect of the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon an Event of Default, subject to the rights, if any, under this Article 10 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

           Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee, to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other



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

indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

           SECTION 10.04. AUTHORIZATION BY HOLDERS. Each Holder by such Holder's acceptance thereof authorizes and directs the Trustee in such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 10 and appoints the Trustee such Holder's attorney-in-fact for any and all such purposes.

           SECTION 10.05. NOTICE TO TRUSTEE. The Company shall give prompt written notice in a form of an Officers' Certificate to a Trust Officer of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 10. Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 10, unless and until a Trust Officer shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers' Certificate) or a holder or holders of Senior Indebtedness or a Representative or from any trustee therefor; and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 7.01, shall be entitled in all respects to assume that no such facts exist; provided that if on a date not fewer than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, in respect of any Security the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 10.05, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

           Notwithstanding anything to the contrary herein set forth, nothing shall prevent any payment by the Company or the Trustee to the Holders of monies
(A) in connection with a redemption of Securities if (i) notice of such redemption has been given pursuant to Article 3 or Section 8.01 hereof prior to the receipt by the Trustee of written notice as aforesaid, and (ii) such notice of redemption is given not earlier than 60 days before the redemption date; and
(B) in connection with a repayment of a Security pursuant to Section 3.09 if, prior to the receipt by the Trustee of written notice as aforesaid, the Company has given notice of a Fundamental Change.

           The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder or a Representative of Designated Senior Indebtedness or a Representative of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder or a Representative of Designated Senior Indebtedness or a Representative of such Senior Indebtedness or a trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that



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

further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 10, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

           SECTION 10.06. TRUSTEE'S RELATION TO SENIOR INDEBTEDNESS. The Trustee in its individual capacity shall be entitled to all the rights set forth in this
Article 10 in respect of any Senior Indebtedness at any time held by it, to the same extent as any other holder of such Senior Indebtedness, and nothing or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

           With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of such Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and, subject to the provisions of Section 7.01, the Trustee shall not be liable to any holder of such Senior Indebtedness if it shall pay over or deliver to Holders, the Company or any other Person money or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article 10 or otherwise.

           SECTION 10.07. NO IMPAIRMENT OF SUBORDINATION. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by (i) any amendment of or addition or supplement to any such Senior Indebtedness or any instrument or agreement relating thereto (unless otherwise expressly provided therein), or (ii) any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the instrument, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

           SECTION 10.08. RELIANCE BY HOLDERS OF SENIOR INDEBTEDNESS ON SUBORDINATION PROVISIONS. Each Holder of Securities by such Holder's acceptance thereof, acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness, and no amendment or modification of the provisions contained herein shall diminish the rights of such holder or holders unless such holder or holders shall have agreed in writing thereto.



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

           SECTION 10.09. REINSTATEMENT OF SUBORDINATION. If, at any time, all or part of any payment of any Senior Indebtedness theretofore made by the Company or any other Person is rescinded or must otherwise be returned by the holders of such Senior Indebtedness for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other Person), these subordination provisions shall continue to be effective or be reinstated, as the case may be, all as though such payment had not been made.

           SECTION 10.10. PERMITTED PAYMENTS. Nothing contained in this Article 10 or elsewhere in this Indenture, or in the Securities shall prevent (a) the Company at any time, except under the conditions described in Section 10.02, from making payments at any time of Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, in respect of the Securities, or from depositing with the Trustee or any Paying Agent money for such payments, or (b) the application by the Trustee or Paying Agent of any moneys deposited with it under this Indenture to the payment of or on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price, Fundamental Change Redemption Price or interest, if any, in respect of the Securities to the Holders entitled thereto to the beneficiaries thereof, if such payment would not have been prohibited by the provisions of Section 10.02.

           SECTION 10.11. ARTICLE APPLICABLE TO PAYING AGENTS. If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 10 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article 10 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section
10.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

           SECTION 10.12. TREATMENT OF CONVERSION PAYMENTS. Notwithstanding anything in this Indenture to the contrary, neither the issuance and delivery of junior securities upon conversion of the Securities in accordance with Article 11 nor the payment of Cash in lieu of fractional shares of Common Stock in accordance with Article 11 shall be deemed to constitute a payment or distribution on account of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price or Fundamental Change Purchase Price or interest, if any, in respect of the Securities. For the purposes of this paragraph, the term "junior securities" means (a) shares of any stock of any class of the Company, (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 10, and (c) any securities into which the Securities become convertible pursuant to Section 11.14 which are securities of a Person required to enter into a supplemental indenture pursuant to such section (or Section 5.01) and are either (x) shares of any stock of any class of such Person, or (y) securities of such Person which are subordinated in right of payment to all Senior Indebtedness of such Person which may be outstanding at the time of issuance or delivery of such securities to substantially the



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

same extent as, or to a greater extent than, the Securities or, are so subordinated as provided in this Article 10. Nothing contained in this Article 10 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness and the Holders, the right, which is absolute and unconditional, of the Holder to convert such Security in accordance with Article 11.

           SECTION 10.13. RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT. Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.

           SECTION 10.14. HOLDERS OF SENIOR INDEBTEDNESS MAY FILE PROOFS OF CLAIM. If the Trustee does not file a claim or proof of debt in the form required in any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding pursuant to Section 6.09 prior to 30 days before the expiration of the time to file such claims or proofs, then any holder or holders of Senior Indebtedness or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Securities which are required to be paid or delivered to the holders of Senior Indebtedness as provided in this Article 10 and to file and prove all claims therefor and to take all such other action in the name of the holders or otherwise, as such holders of Senior Indebtedness or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article 10.


                                   ARTICLE 11

                                   CONVERSION

           SECTION 11.01. CONVERSION PRIVILEGE. A Holder of a Security may convert such Security for Common Stock at any time during the period stated in paragraph 9 of the Securities. The number of shares of Common Stock issuable upon conversion of a Security per $1,000 of Principal Amount thereof (the "Conversion Rate") shall be that set forth in paragraph 9 in the Securities, subject to adjustment as herein set forth.

           A Holder may convert a portion of the Principal Amount of a Security if the portion is $1,000 or a multiple of $1,000. Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

           SECTION 11.02. CONVERSION PROCEDURE. To convert a Security a Holder must satisfy the requirements in paragraph 9 of the Securities. The date on which the Holder of Securities satisfies all those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date the Company shall deliver to the Holder, through the Conversion Agent, a certificate for the number of full shares of Common Stock issuable upon the conversion and Cash in lieu of any fractional share determined pursuant to
Section 11.03. The Person in whose name the certificate is registered shall be treated as a stockholder of record on and after the Conversion Date; provided, however, that no surrender of a Security on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such conversion shall be at the Conversion Rate in effect on the date that such Security shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such Person shall no longer be a Holder of such Security.

           No payment or adjustment will be made for dividends on or other distribution with respect to any Common Stock except as provided in this Article
11. On conversion of a Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date of the Security to the Conversion Date with respect to the converted Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the Cash payment, if any, in lieu of fractional shares) in exchange for the Security being converted pursuant to the provisions hereof.

           If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the total Principal Amount of the Securities converted.

           Upon surrender of a Security that is convert in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new Security in an authorized denomination equal in Principal Amount to the unconverted portion of the Security surrendered.

           If the last day on which a Security may be converted is a Legal Holiday in a place where a Conversion Agent is located, the Security may be surrendered to that Conversion Agent on the next succeeding day that it is not a Legal Holiday.

           SECTION 11.03. FRACTIONAL SHARES. The Company will not issue a fractional share of Common Stock upon conversion of a Security. Instead the Company will deliver Cash for the current market value of the fractional share. The current market value of a fractional share shall be determined to the nearest 1/10,000th of a share by multiplying the last reported sale price (determined as set forth in the definition of Current Market Price) on the last Trading Day prior to the Conversion Date of a full share by the fractional amount and rounding the product to the nearest whole cent.

           SECTION 11.04. TAXES ON CONVERSION. If a Holder converts a Security, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon the conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificates representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name.
Nothing herein shall preclude any tax withholding required by law or regulations.

           SECTION 11.05. COMPANY TO PROVIDE STOCK. The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve out of its authorized but unissued Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

           All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares or treasury shares, shall be duly and validly issued and fully paid and nonassessable and shall be free from preemptive rights and free of any lien or adverse claim.

           The Company will endeavor promptly to comply with all Federal and state securities laws regulating the order and delivery of shares of Common Stock upon conversion of Securities, if any, and will endeavor promptly, if permitted by the rules of such exchange, over-the-counter market or other market, to list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

           SECTION 11.06. ADJUSTMENT FOR CHANGE IN CAPITAL STOCK. In case the Company shall (i) pay a dividend, or make a distribution, in shares of its Common Stock, on its Common Stock, (ii) subdivide its outstanding Common Stock into a greater number of shares, or (iii) combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock which such Holder would have owned or have been entitled to receive after the happening of any of the events described above had such Security been converted immediately prior to the happening of such event. If any dividend or distribution of the type described in clause (i) above is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. An adjustment made pursuant to this Section 11.06 shall become effective immediately after the record date in the case of a dividend and shall become effective immediately after the effective date in the case of subdivision or combination.

           SECTION 11.07. ADJUSTMENT FOR RIGHTS ISSUE. In case the Company shall issue rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Stock at a price per share less than the Current Market Price per share of Common Stock at the record date for the determination of stockholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the record date for the determination of the stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such record date for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

           SECTION 11.08. ADJUSTMENT FOR OTHER DISTRIBUTIONS.

           (a) In case the Company shall distribute to all holders of its Common Stock (excluding any distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary) any shares of any class of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (other than cash) or rights or warrants to subscribe for or purchase any of its securities (excluding those referred to in Section 11.07 hereof) (any of the foregoing hereinafter in this Section 11.08(a) called the "Distributed Securities"), then, the Conversion Rate shall be adjusted so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price per share of the Common Stock on the record date mentioned below, and the denominator shall be the Current Market Price per share of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a certificate filed with the Trustee) of the Distributed Securities so distributed applicable to one share of Common Stock. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event the then fair market value (as so determined) of the portion of the Distributed Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of Distributed Securities such Holder would have received had such Holder converted each Security on such record date. In the event that such distribution is not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such distribution had not been declared. If the Board of Directors determines the fair market value of any distribution for purposes of this Section 11.08(a) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

           Notwithstanding the foregoing provisions of this Section 11.08(a), no adjustment shall be made thereunder for any distribution of Distributed Securities if the Company makes proper provision so that each Holder of a Security who converts such Security (or any portion thereof) after the record date for such distribution shall be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion, the amount and kind of Distributed Securities that such Holder would have been entitled to receive if such Holder had, immediately prior to such record date, converted such Security for Common Stock; provided that, with respect to any Distributed Securities that are convertible, exchangeable or exercisable, the foregoing provision shall only apply to the extent (and so long as) the Distributed Securities receivable upon conversion of such Security would be convertible, exchangeable or exercisable, as applicable, without any loss of rights or privileges for a period of at least 60 days following conversion of such Security.

           (b) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding (x) any quarterly cash dividend on the Common Stock to the extent the aggregate cash dividend per share of Common Stock in any fiscal quarter does not exceed the greater of (A) the amount per share of Common Stock of the next preceding quarterly cash dividend on the Common Stock to the extent such preceding quarterly dividend did not require any adjustment of the Conversion Rate pursuant to this Section 11.08(b) (as adjusted to reflect subdivisions or combinations of the Common Stock), and
(B) 3.75% of the average of the last reported sales prices of the Common Stock (determined as provided in the definition of Current Market Price) during the ten Trading Days next preceding the date of declaration of such dividend and (y) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary), then, in such case, unless the Company elects to reserve such cash for distribution to the holders of the Securities upon the conversion of the Securities so that any such holder converting Securities will receive upon such conversion in addition to the shares of Common Stock to which such holder is entitled, the amount of cash which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its Securities for Common Stock, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the

Conversion Rate in effect immediately prior to the record date by a fraction of which the numerator shall be such Current Market Price of the Common Stock and the denominator shall be the Current Market Price of the Common Stock on the record date less the amount of cash so distributed (and not excluded as provided above) applicable to one share of Common Stock, such increase to be effective immediately prior to the opening of business on the day following the record date; provided, however, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Securityholder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Security on the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If any adjustment is required to be made as set forth in this Section 11.08(b) as a result of a distribution that is a quarterly dividend, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant hereto. If an adjustment is required to be made as set forth in this Section 11.08(b) above as a result of a distribution that is not a quarterly dividend, such adjustment shall be based upon the full amount of the distribution.

           (c) In case a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender or exchange offer shall involve the payment by the Company or such Subsidiary of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of such Board of Directors at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, such increase to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be effect if such tender or exchange offer had not been made.

           (d) In case of a tender or exchange offer by a Person other than the Company or any Subsidiary for an amount which increases the offeror's ownership of Common Stock to more than 25% of the Common Stock outstanding and shall involve the payment by such Person of consideration per share of Common Stock having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive, and described in a resolution of the Board of Directors at the last time (the "Tender Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended)) at the Tender Expiration Time that exceeds the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, and in which, as of the Tender Expiration Time the Board of Directors is not recommending rejection of the offer, the Conversion Rate shall be increased so that the same shall equal the Conversion Rate determined by multiplying the Conversion Rate in effect immediately prior to the Tender Expiration Time by a fraction of which the numerator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Tender Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time and the denominator shall be the sum of (x) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to an maximum specified in the terms of the tender or exchanged offer) of all shares validly tendered or exchanged and not withdrawn as of the Tender Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Tender Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Tender Purchased Shares) on the Tender Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Tender Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Tender Expiration Time. In the event that such Person is obligated to purchase shares pursuant to any such tender or exchange offer, but such Person is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, the adjustment described in this Section 11.08(d) shall not be made if, as of the Tender Expiration Time, the offering documents with respect to such offer disclose a plan or intention to cause the Company to engage in any transaction described in Article 5.

           SECTION 11.09. WHEN ADJUSTMENT MAY BE DEFERRED. No adjustment in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate. Any adjustments that are made shall be carried forward and taken into account any subsequent adjustment.

           All calculations under this Article 11 shall be made to the nearest cent or to the nearest 1/10,000th of a share, as the case may be.

           SECTION 11.10. WHEN NO ADJUSTMENT REQUIRED. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest.

           No adjustment need be made for a change in the par value or no par value of the Common Stock.

           To the extent the Securities become convertible into cash, assets, property or securities (other than capital stock of the Company), no adjustment need be made thereafter as to the cash, assets, property or such securities. Interest will not accrue on the cash.

           SECTION 11.11. NOTICE OF ADJUSTMENT. Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment. The Company shall file with the Trustee and the Conversion Agent such notice. The certificate shall, absent manifest error, be conclusive evidence that the adjustment is correct. Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate except to exhibit the same to any Holder desiring inspection thereof.

           SECTION 11.12. VOLUNTARY INCREASE. The Company may make such increases in the Conversion Rate, in addition to those required by Sections 11.06, 11.07 and 11.08, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. To the extent permitted by applicable law, the Company may from time to time increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is so increased, the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice of such increase. Such Company shall mail the notice at least 15 days before the date the increased Conversion Rate takes effect. The notice shall state the increased Conversion Rate and the period it will be in effect.

           SECTION 11.13. NOTICE OF CERTAIN TRANSACTIONS. If:

                (1) the Company makes any distribution or dividend that would require an adjustment in the Conversion Rate pursuant to Section 11.06, 11.07 or 11.08; or

                (2) the Company takes any action that would require a supplemental indenture pursuant to Section 11.14; or

                (3) there is a liquidation, dissolution or winding up of the Company;

then the Company shall mail to Holders and file with the Trustee and the Conversion Agent a notice stating the proposed record date for a dividend or distribution or the proposed effective date of a subdivision, combination, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. The Company shall file and mail the notice at least 15 days before such date. Failure to file or mail the notice or any defect in it shall not affect the validity of the transaction.

           SECTION 11.14. EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. If any of the following events occur, namely (i) any reclassification or change of outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture, providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Securities immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article.

           The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder at such Holder's address appearing on the Security register provided for in Section 2.03 of this Indenture.

           The above provisions of this Section shall similarly apply to successive reclassifications, consolidations, mergers, combinations, and sales.

           If this Section 11.14 applies, neither Section 11.06, 11.07 nor 11.08 applies.

           SECTION 11.15. COMPANY DETERMINATION FINAL. Any determination that the Company or the Board of Directors must make pursuant to Section 11.03, 11.06, 11.07, 11.08, 11.09, 11.10, 11.14 or 11.17 is conclusive.

           SECTION 11.16. TRUSTEE'S ADJUSTMENT DISCLAIMER. The Trustee has no duty to determine when an adjustment under this Article 11 should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section 11.14 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities. The Trustee shall not be responsible for the Company's failure to comply with this
Article 11, and shall not be deemed to have knowledge of any adjustment unless and until it shall have received a notice of adjustment pursuant to

Section 11.11. Each Conversion Agent shall have the same protection under this
Section 11.16 as the Trustee.

           SECTION 11.17. SIMULTANEOUS ADJUSTMENTS. In the event that this
Article 11 requires adjustments to the Conversion Rate under more than one of Sections 11.06, 11.07, 11.08(a) or 11.08(b), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of Section 11.08(a), second, the provisions of Section 11.08(b), third the provisions of
Section 11.06 and, fourth, the provisions of Section 11.07.

           SECTION 11.18. SUCCESSIVE ADJUSTMENTS. After an adjustment to the Conversion Rate under this Article 11, any subsequent event requiring an adjustment under this Article 11 shall cause an adjustment to the Conversion Rate as so adjusted.

           SECTION 11.19. RIGHTS ISSUED IN RESPECT OF COMMON STOCK ISSUED UPON CONVERSION. Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"):

                    (i) are deemed to be transferred with such shares of Common Stock,

                    (ii) are not exercisable, and

                    (iii) are also issued in respect of future issuances of Common Stock,

shall not be deemed distributed for purposes of Section 11.08(a) until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 11.08(a), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as thought it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Rate shall be readjusted as if such issuance had not occurred.

           SECTION 11.20. GENERAL CONSIDERATIONS. Whenever successive adjustments to the Conversion Rate are called for pursuant to this Article 11, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Article 11 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

                                   ARTICLE 12

                                  MISCELLANEOUS

           SECTION 12.01. TRUST INDENTURE ACT. This Indenture is hereby made subject to, and shall be governed by, the provisions of the TIA required to be part of and to govern indentures qualified under the TIA; provided, however that this Section 12.01 shall not require this Indenture or the Trustee to be qualified under the TIA prior to the time such qualification is in fact required under the terms of the TIA, nor shall it constitute any admission or acknowledgment by any party that any such qualification is required prior to the time such qualification is in fact required under the terms of the TIA. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the TIA, such required provision shall control.

           SECTION 12.02. NOTICES. Any request, demand, authorization, notice, waiver, consent or communication shall be in writing and delivered in Person or mailed by first class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission (confirmed by overnight courier) to the following facsimile numbers:

   if to the Company:

              Networks Associates, Inc.
              2805 Bowers Avenue
              Santa Clara, California 95051
              Attn:  Prabhat K. Goyal

              Telephone Number: (408) 988-3832
              Facsimile Number: (408) 346-3175

   if to the Trustee:

              State Street Bank and Trust Company of California, N.A.
              633 West 5th Street
              12th Floor
              Los Angeles, California  90071
              (Attention: Networks Associates, Inc., Zero Coupon Convertible Subordinated
              Debentures due 2018)

              Telephone Number:  (213) 362-7338
              Facsimile Number:  (213 ) 362-7357

           The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

           Any notice or communication given to a Securityholder shall be mailed to the Securityholder, by first class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

           Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not received by the addressee.

           If the Company mails a notice or communication to the Holders, it shall mail a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

           SECTION 12.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

           SECTION 12.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                (1) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

           SECTION 12.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION. Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

                (1) a statement that each individual making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

                (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

                (3) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                (4) a statement that, in the opinion of such individual, such covenant or condition has been complied with.

        SECTION 12.06. SEPARABILITY CLAUSE. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

           SECTION 12.07. RULES BY TRUSTEE, PAYING AGENT, CONVERSION AGENT AND REGISTRAR. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, Conversion Agent and the Paying Agent may make reasonable rules for their functions.

        SECTION 12.08. GOVERNING LAW. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS INDENTURE AND THE SECURITIES, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

           SECTION 12.09. NO RECOURSE AGAINST OTHERS. A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

        SECTION 12.10. SUCCESSORS. All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

        SECTION 12.11. MULTIPLE ORIGINALS. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

           IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture on behalf of the respective parties hereto as of the date first written above.


                        Networks Associates, Inc.


                        By: /s/ signature
                            ---------------------------------------------------
                                  Title:



                        State Street Bank and Trust Company of California, N.A.



                        By: /s/ signature
                            ---------------------------------------------------
                              Authorized Signatory

                                    EXHIBIT A

                           [FORM OF FACE OF SECURITY]

FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THIS SECURITY BEARS ORIGINAL ISSUE DISCOUNT. INFORMATION INCLUDING THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, AND THE YIELD TO MATURITY WILL BE MADE AVAILABLE TO HOLDERS UPON REQUEST TO PRABHAT K. GOYAL, CHIEF FINANCIAL OFFICER, AT (408) 988-3832.


                      [FORM OF LEGEND FOR GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) , ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

           THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THE SECURITY EVIDENCED HEREBY IN AN OFFSHORE TRANSACTION; (2) AGREES THAT IT WILL NOT, PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE COMMON STOCK ISSUABLE UPON CONVERSION OF SUCH SECURITY WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT (A) TO NETWORKS ASSOCIATES, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER); (3) PRIOR TO SUCH TRANSFER (OTHER THAN A TRANSFER PURSUANT TO CLAUSE 2(D) ABOVE), IT WILL FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS THE TRUSTEE MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH

TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE). IF THE PROPOSED TRANSFEREE IS A PURCHASER WHO IS NOT A U.S. PERSON, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., AS TRUSTEE (OR A SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS IT MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITY EVIDENCED HEREBY PURSUANT TO CLAUSE 2(D) ABOVE OR UPON ANY TRANSFER OF THE SECURITY EVIDENCED HEREBY UNDER RULE 144(K) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION).

                            NETWORKS ASSOCIATES, INC.

             ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE 2018

No.
Issue Date: February 13, 1998                   Original Issue Discount: $608.94
Issue Price:  $391.06                         (for each $1,000 Principal Amount)
(for each $1,000 Principal Amount)

                                                            CUSIP: [640938-10-6]

Networks Associates, Inc., a Delaware corporation,
promises to pay to                                     or registered assigns, on
February 13, 2018 [the Principal Amount of                     Dollars ($ )].(1)

           This Security shall not bear interest except as specified on the other side of this Security. Original Issue Discount will accrue as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

           Additional provisions of this Security are set forth on the other side of this Security.

           IN WITNESS WHEREOF, Networks Associates, Inc. has caused this instrument to be duly executed under its corporate seal.

                                  NETWORKS ASSOCIATES, INC.

                                  By:___________________________________________
                                     Title:

                                  By:___________________________________________
                                     Title:

[SEAL]

Dated: ________

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

By___________________________________
          Authorized Signatory


-------
    (1) The global Security will read instead: "The Principal Amount then shown on Schedule A hereto."

                       [FORM OF REVERSE SIDE OF SECURITY]

                            NETWORKS ASSOCIATES, INC.

             ZERO COUPON CONVERTIBLE SUBORDINATED DEBENTURE DUE 2018

1.         INTEREST

           This Security shall not bear interest, except that if the Principal hereof or any portion of such Principal is not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to paragraph 5 hereof, upon the date set for payment of a Purchase Price or Fundamental Change Redemption Price pursuant to paragraph 6 hereof or upon the Stated Maturity of this Security), then in each such case the overdue amount shall bear interest at the rate of 4.75% per annum, compounded semiannually (to the extent that the payment of such interest shall be legally enforceable), which interest shall accrue from the date such overdue amount was due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand. The accrual of such interest on overdue amounts shall be in lieu of, and not in addition to, the continued accrual of Original Issue Discount.

           The Original Issue Discount (the difference between the Issue Price and the Principal Amount of the Security) in the period during which a Security remains outstanding, shall accrue at 4.75% per annum, on a semiannual bond equivalent basis using a 360-day year composed of twelve 30-day months, commencing on the Issue Date of this Security.

2.         METHOD OF PAYMENT

           Subject to the terms and conditions of the Indenture, the Company will make payments in respect of the Securities to the Persons who are registered Holders of Securities at the close of business on the Business Day preceding the Redemption Date or Stated Maturity, as the case may be, or at the close of business on a Purchase Date or Fundamental Change Redemption Date, as the case may be. Holders must surrender Securities to the Paying Agent to collect such payments in respect of the Securities. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.         PAYING AGENT, CONVERSION AGENT AND REGISTRAR

           Initially, State Street Bank and Trust Company of California, N.A., a national banking association organized under the laws of the United States of America (the "Trustee"), will act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Registrar or co-registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Registrar or co-registrar.

4.         INDENTURE

           The Company issued the Securities under an Indenture (the "Indenture"), dated as of February 13, 1998, between the Company and the Trustee. Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture for a statement of those terms.

           The Securities are general unsecured obligations of the Company limited to $885,500,000 aggregate Principal Amount (subject to Sections 2.02 and
2.07 of the Indenture). The Indenture does not limit other indebtedness of the Company, secured or unsecured, including Senior Indebtedness of the Company.

5.         REDEMPTION AT THE OPTION OF THE COMPANY

           No sinking fund is provided for the Securities. The Securities are redeemable as a whole, or from time to time in part, at any time at the option of the Company at the Redemption Prices set forth below, provided that the Securities are not redeemable prior to February 13, 2003.

           The table below shows Redemption Prices of a Security per $1,000 Principal Amount on the dates shown below and at Stated Maturity, which prices reflect accrued Original Issue Discount calculated to each such date. The Redemption Price of a Security redeemed between such dates would include an additional amount reflecting the additional Original Issue Discount accrued since the next preceding date in the table to the actual Redemption Date.

                                                           ACCRUED
                                                           ORIGINAL
                                                             ISSUE           REDEMPTION
                                       SECURITY           DISCOUNT           PRICE
  REDEMPTION DATE                     ISSUE PRICE         AT 4.75%         (1) + (2)
---------------------------------    -------------      -----------       ------------
February 13, 2003................      $391.06            $103.46            $494.52
February 13, 2004................       391.06             127.23             518.29
February 13, 2005................       391.06             152.14             543.20
February 13, 2006................       391.06             178.25             569.31
February 13, 2007................       391.06             205.61             596.67
February 13, 2008................       391.06             234.29             625.35
February 13, 2009................       391.06             264.34             655.40
February 13, 2010................       391.06             295.85             686.91
February 13, 2011................       391.06             328.86             719.92
February 13, 2012................       391.06             363.46             754.52
February 13, 2013................       391.06             399.73             790.79
February 13, 2014................       391.06             437.74             828.80
February 13, 2015................       391.06             477.57             868.63
February 13, 2016................       391.06             519.32             910.38
February 13, 2017................       391.06             563.08             954.14
At maturity......................       391.06             608.94           1,000.00

6. PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER; REDEMPTION AT THE OPTION OF THE HOLDER UPON A FUNDAMENTAL CHANGE

                    (a) Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Securities held by such Holder on the following Purchase Dates and at the following Purchase Prices per $1,000 Principal Amount, upon delivery of a Purchase Notice containing the information set forth in the Indenture, from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Securities to the Paying Agent by the Holder as set forth in the Indenture. Such Purchase Prices may be paid, at the option of the Company, in cash or by the issuance and delivery of shares of Common Stock of the Company, or in any combination thereof.


           PURCHASE DATE                                    PURCHASE PRICE
           -------------                                    --------------
           February 13, 2003................                $    494.52
           February 13, 2008 ...............                     625.35
           February 13, 2013 ...............                     790.79

Securities in denominations larger than $1,000 of Principal Amount may be purchased in part, but only in multiples of $1,000 of Principal Amount.

                    (b) At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to redeem the Securities held by such Holder 45 days after the date of the Company's notice of such Fundamental Change occurring on or prior to February 13, 2018 for a Fundamental Change Redemption Price equal to the Issue Price plus accrued Original Issue Discount to the Fundamental Change Redemption Date, which Fundamental Change Redemption Price shall be paid in Cash. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part in connection with a Fundamental Change, but only in multiples of $1,000 of Principal Amount.

                    (c) Holders have the right to withdraw any Purchase Notice or Fundamental Change Redemption Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

                    (d) If Cash (and/or securities if permitted under the Indenture) sufficient to pay a Purchase Price or Fundamental Change Redemption Price, as the case may be, of all Securities or portions thereof to be purchased as of the Purchase Date or the Fundamental Change Redemption Date, as the case may be, is deposited with the Paying Agent on the Business Day following the Purchase Date or the Fundamental Change Redemption Date, as the case may be, Original Issue Discount ceases to accrue on such Securities (or portions thereof) on and after such date, and the Holder thereof shall have no other rights as such (other than the right to receive the Purchase Price or Fundamental Change Redemption Price, as the case may be, upon surrender of such Security).

7. NOTICE OF REDEMPTION AT THE OPTION OF THE COMPANY

           Notice of redemption at the option of the Company will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, on and after such date Original Issue Discount ceases to accrue on such Securities or portions thereof. Securities in denominations larger than $1,000 of Principal Amount may be redeemed in part but only in multiples of $1,000 of Principal Amount.

8. SUBORDINATION

           The Securities are subordinated to all existing and future Senior Indebtedness. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Indenture does not limit the present or future amount of Senior Indebtedness that the Company may have. The Company agrees, and each Securityholder by accepting a Security agrees, to the subordination and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9. CONVERSION

           Subject to the next two succeeding sentences, a Holder of a Security may convert this Security for Common Stock at any time after 90 days following the Issue Date of the Securities and before the close of business on February 13, 2018. If this Security is called for redemption, the Holder may convert it at any time before the close of the last Trading Day prior to the Redemption Date. A Security in respect of which a Holder has delivered a notice of exercise of the option to require the Company to purchase such Security or to redeem such Security in the event of a Fundamental Change may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

           The initial Conversion Rate is 5.692 shares of Common Stock per $1,000 Principal Amount, subject to adjustment in certain events described in the Indenture. The Company will deliver Cash or a check in lieu of any fractional share of Common Stock.

           To convert this Security a Holder must (1) complete and manually sign the conversion notice on the back of this Security (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender this Security to the Conversion Agent, (3) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (4) pay any transfer or similar tax, if required.

           A Holder may convert a portion of this Security if the Principal Amount of such portion is $1,000 or a multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock except as provided in the Indenture. On conversion of this Security, that portion of accrued Original Issue Discount attributable to the period from the Issue Date to the Conversion Date with respect to the converted portion of this Security shall not be canceled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through the delivery of the Common Stock (together with any cash payment in lieu of fractional shares) in exchange for the portion of this Security being converted pursuant to the terms hereof.

10. CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

           Any Securities called for redemption, unless surrendered for conversion before the close of business on the last Trading Day prior to the Redemption Date, may be deemed to be purchased from the Holders of such Securities at an amount not less than the Redemption Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such Securities from the Holders, to convert them for Common Stock and to make payment for such Securities to the Trustee in trust for such Holders.

11. REGISTRATION RIGHTS

           The Holder of this Security and the Common Stock issuable upon conversion thereof is entitled to the benefits of a Registration Rights Agreement (subject to the provisions thereof), dated as of February 13, 1998, between the Company and the Initial Purchaser.

12. DENOMINATIONS; TRANSFER; EXCHANGE

           The Securities are in registered form, without coupons, in denominations of $1,000 of Principal Amount and multiples of $1,000. A Holder may transfer or convert Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities in respect of which a Purchase Notice or Fundamental Change Redemption Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

13. PERSONS DEEMED OWNERS

           The registered Holder of this Security may be treated as the owner of this Security for all purposes.

14. UNCLAIMED MONEY OR SECURITIES

           The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years; provided, however, that the Trustee or such Paying Agent, before being required to make any such return, shall at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder notice that such money or securities remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed money or securities then remaining will be returned to the Company. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

15. AMENDMENT; WAIVER

           Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate Principal Amount of the Securities at the time outstanding and (ii) certain Defaults and Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities to cure any ambiguity, defect or inconsistency, or to comply with
Article 5 or Section 11.14 of the Indenture, to provide for uncertificated Securities in addition to or in place of certificated Securities or to make any change that does not adversely affect the rights of any Securityholder or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.

16. DEFAULTS AND REMEDIES

           Under the Indenture, Events of Default include (i) default in payment of the Principal Amount, Issue Price, accrued Original Issue Discount, accrued Liquidated Damages, if any, Redemption Price, Purchase Price or Fundamental Change Redemption Price, as the case may be, in respect of the Securities when the same becomes due and payable, provided that in the case of any failure to pay Liquidated Damages, such failure to pay continues for a period of 30 days;
(ii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; and (iii) certain events of bankruptcy or insolvency. If an Event of Default occurs and is continuing, the Trustee, or the Holders of at least 25% in aggregate Principal Amount of the Securities at the time outstanding, may declare all the Securities to be due and payable immediately. Certain events of bankruptcy or insolvency are Events of Default which will result in the Securities being declared due and payable immediately upon the occurrence of such Events of Default.

           Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate Principal Amount of the Securities at the time outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of amounts specified in clause (i) above) if it determines that withholding notice is in their interests.

17. TRUSTEE DEALINGS WITH THE COMPANY

           The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

18. NO RECOURSE AGAINST OTHERS

           A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

19. AUTHENTICATION

           This Security shall not be valid until an authorized officer of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

20. ABBREVIATIONS

           Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TENANT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

21. GOVERNING LAW

           THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY.

           The Company will furnish to any Securityholder upon written request and without charge a copy of the Indenture which has in it the text of this Security in larger type. Requests may be made to:

           Networks Associates, Inc.
           2805 Bowers Avenue
           Santa Clara, California 95051
           Attn:  Prabhat K. Goyal

                           [FORM OF CONVERSION NOTICE]

                                CONVERSION NOTICE

To: Networks Associates, Inc.

           The undersigned registered holder of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof (which is $1,000 principal amount or a multiple thereof) below designated, for shares of Common Stock of Networks Associates, Inc. in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon such conversion, together with any check in payment for fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares or any portion of this Security not converted are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:

                                       _________________________________________

                                       _________________________________________
                                            Signature (s)

Fill in for registration of shares if to be delivered, and Securities if to be issued other than to and in the name of the registered holder:

____________________________________
(Name)

____________________________________
(Street Address)

____________________________________
(City, state and zip code)

Please print name and address


                                     Principal amount to be converted
                                     (if less than all):

                                       $___,000

                                       _________________________________________
                                       Social Security or Other Taxpayer
                                       Identification Number

                       [FORM OF OPTION TO ELECT REDEMPTION
                           UPON A FUNDAMENTAL CHANGE]


To:  Networks Associates, Inc.

           The undersigned registered holder of this Security hereby acknowledges receipt of a notice from Networks Associates, Inc. (the "Company") as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to redeem this Security, or the portion hereof (which is $1,000 Principal Amount or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security.



Dated:_______________________



                                       _________________________________________

                                       _________________________________________
                                            Signature (s)



                                       Principal amount to be converted
                                       (if less than all):

                                       $_______________

                                       _________________________________________
                                       Social Security or Other Taxpayer
                                       Identification Number

                                   ASSIGNMENT

For value received ___________________ hereby sell(s), assign(s) and transfer(s) unto __________________ (Please insert social security or other Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints ________________ attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

           In connection with any transfer of the Security within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) (other than any transfer pursuant to a registration statement that has been declared effective under the Securities Act), under the Securities Act (or any successor provision), the undersigned confirms that such Security is being transferred:

           o          To Networks Associates, Inc. or a subsidiary thereof; or

           o Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

           o Pursuant to and in compliance with Regulation S under the Securities Act of 1933, as amended; or

           o Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended;

and unless the box below is checked, the undersigned confirms that to its knowledge such Security is not being transferred to an "affiliate" of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an "Affiliate").

           o          The transferee is an Affiliate of the Company.

Dated:______________________


                                       _________________________________________

                                       _________________________________________
                                            Signature (s)

                                       Signature(s) must be guaranteed by a
                                       commercial bank or trust company or a
                                       member firm of a major stock exchange if shares of Common Stock are to be issued, or Securities to be delivered, other than to or in the name of the registered holder.


                                       _________________________________________
                                             Signature Guarantee

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

              [FORM OF SCHEDULE FOR ENDORSEMENTS ON GLOBAL SECURITY
                     TO REFLECT CHANGES IN PRINCIPAL AMOUNT]


                                   Schedule A

                 Changes to Principal Amount of Global Security



                PRINCIPAL AMOUNT OF SECURITIES
               BY WHICH THIS GLOBAL SECURITY IS
               TO BE REDUCED OR INCREASED, AND
                         REASON FOR                  REMAINING PRINCIPAL AMOUNT OF        NOTATION
 DATE              REDUCTION OR INCREASE                  THIS GLOBAL SECURITY             MADE BY
-----------   ----------------------------------     ----------------------------         --------

-----------   ----------------------------------     ----------------------------         --------


-----------   ----------------------------------     ----------------------------         --------


-----------   ----------------------------------     ----------------------------         --------


-----------   ----------------------------------     ----------------------------         --------


-----------   ----------------------------------     ----------------------------         --------


-----------   ----------------------------------     ----------------------------         --------


-----------   ----------------------------------     ----------------------------         --------